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                                                                 EXHIBIT 2.1


                               COMBINATION AGREEMENT

                                 BY AND BETWEEN

                              PRI AUTOMATION, INC.

                              1325949 ONTARIO INC.

                                      AND

                        PROMIS SYSTEMS CORPORATION LTD.

                         DATED AS OF NOVEMBER 24, 1998


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                               TABLE OF CONTENTS

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RECITALS........................................................................................................        B-8
ARTICLE 1 CERTAIN DEFINITIONS...................................................................................        B-8
ARTICLE 2 GENERAL...............................................................................................       B-12
    2.1. Plan of Arrangement....................................................................................       B-12
    2.2. Exchange Ratio.........................................................................................       B-12
        2.2.1. Initial Exchange Ratio...........................................................................       B-12
        2.2.2. Adjustment for Alterations of Equity Capital.....................................................       B-12
        2.2.3. Adjustment for Fluctuations in Market Price......................................................       B-12
        2.2.4. Calculation of Adjustments.......................................................................       B-13
    2.3. Dissenting Shares......................................................................................       B-13
    2.4. Other Effects of the Arrangement.......................................................................       B-13
    2.5. Voting and Exchange Trust Agreement....................................................................       B-13
    2.6. Support Agreement......................................................................................       B-13
    2.7. Certificate of Designation.............................................................................       B-13
    2.8. Company Shareholder Meeting............................................................................       B-13
    2.9. Information Circular and Registration Statement........................................................       B-13
        2.9.1. Information Circular.............................................................................       B-13
        2.9.2. Registration Statement...........................................................................       B-14
        2.9.3. Approval of Canadian Authorities.................................................................       B-14
        2.9.4. Provision of Information.........................................................................       B-14
        2.9.5. Blue Sky Laws....................................................................................       B-14
    2.10. Listings..............................................................................................       B-15
    2.11. Closing...............................................................................................       B-15
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................       B-15
    3.1. Corporate Status of the Company and its Subsidiaries...................................................       B-15
    3.2. Articles of Incorporation, By-Laws, Directors and Officers.............................................       B-15
    3.3. Authority for Agreement; Noncontravention..............................................................       B-15
        3.3.1. Authority........................................................................................       B-15
        3.3.2. No Conflict......................................................................................       B-16
    3.4. Governmental Consents..................................................................................       B-16
    3.5. Capitalization.........................................................................................       B-17
        3.5.1. Authorized Share Capital of the Company..........................................................       B-17
        3.5.2. Options and Convertible Securities of the Company................................................       B-17
        3.5.3. Subsidiaries.....................................................................................       B-17
        3.5.4. Rights Agreement.................................................................................       B-18
    3.6. Securities Reports; Financial Statements...............................................................       B-18
    3.7. Absence of Material Adverse Changes and Undisclosed Liabilities........................................       B-18
        3.7.1. Changes..........................................................................................       B-18
        3.7.2. Liabilities......................................................................................       B-19
    3.8. Litigation and Audits..................................................................................       B-19
    3.9. Compliance with Applicable Law, Articles of Incorporation and By-Laws..................................       B-19
    3.10. Books and Records; Accounting Matters.................................................................       B-20
    3.11. Tax Matters...........................................................................................       B-20
        3.11.1. Filing of Returns...............................................................................       B-20
        3.11.2. Payment of Taxes................................................................................       B-20
        3.11.3. Withholding.....................................................................................       B-20
        3.11.4. Assessments.....................................................................................       B-20
        3.11.5. Elections and Consents..........................................................................       B-21
        3.11.6. Access to Returns...............................................................................       B-21
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    3.12. Employee Benefit Plans................................................................................       B-21
        3.12.1. List of Plans...................................................................................       B-21
        3.12.2. ERISA Compliance................................................................................       B-21
        3.12.3. Plan Determinations.............................................................................       B-22
        3.12.4. Claims..........................................................................................       B-22
        3.12.5. Contributions...................................................................................       B-22
        3.12.6. Welfare Plans...................................................................................       B-22
        3.12.7. Canadian Benefit Plans..........................................................................       B-22
    3.13. Employment-Related Matters............................................................................       B-23
    3.14. Environmental.........................................................................................       B-23
        3.14.1. Environmental Laws..............................................................................       B-23
        3.14.2. Environmental Claims............................................................................       B-24
        3.14.3. No Basis for Claims.............................................................................       B-24
    3.15. Assets Other Than Real Property.......................................................................       B-24
        3.15.1. Title...........................................................................................       B-24
        3.15.2. Inventory.......................................................................................       B-24
        3.15.3. Condition.......................................................................................       B-24
    3.16. Real Property.........................................................................................       B-24
        3.16.1. Company Real Property...........................................................................       B-24
        3.16.2. Company Leases..................................................................................       B-24
        3.16.3. Condition.......................................................................................       B-25
    3.17. Intellectual Property.................................................................................       B-25
        3.17.1. Right to Intellectual Property..................................................................       B-25
        3.17.2. List of Company Proprietary Rights..............................................................       B-25
        3.17.3. Royalties.......................................................................................       B-25
        3.17.4. Licenses........................................................................................       B-25
        3.17.5. Status of Registrations.........................................................................       B-26
        3.17.6. No Conflict.....................................................................................       B-26
        3.17.7. Employee Agreements.............................................................................       B-26
        3.17.8. Year 2000 Readiness.............................................................................       B-26
    3.18. Agreements, Contracts and Commitments.................................................................       B-27
        3.18.1. Company Agreements..............................................................................       B-27
        3.18.2. Validity, Violation and Consent.................................................................       B-28
    3.19. Insurance Contracts...................................................................................       B-29
    3.20. Banking Relationships.................................................................................       B-29
    3.21. Suppliers, Distributors and Customers.................................................................       B-29
    3.22. Product Warranty......................................................................................       B-29
    3.23. Investment Canada.....................................................................................       B-29
    3.24. Acquired Business.....................................................................................       B-29
    3.25. Director Approval.....................................................................................       B-30
    3.26. Vote Required.........................................................................................       B-30
    3.27. No Broker's or Finder's Fees..........................................................................       B-30
    3.28. Pooling Matters.......................................................................................       B-30
    3.29. Fairness Opinion......................................................................................       B-30
    3.30. Full Disclosure.......................................................................................       B-30
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ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBCO....................................................       B-30
    4.1. Corporate Status of Parent and Subco...................................................................       B-31
    4.2. Articles and By-Laws...................................................................................       B-31
    4.3. Authority for Agreement; Noncontravention..............................................................       B-31
        4.3.1. Authority........................................................................................       B-31
        4.3.2. No Conflict......................................................................................       B-31
    4.4. Governmental Consents..................................................................................       B-31
    4.5. Capitalization.........................................................................................       B-32
        4.5.1. Authorized Capital Stock of Parent...............................................................       B-32
        4.5.2. Options and Convertible Securities of Parent.....................................................       B-32
        4.5.3. Authorized Share Capital of Subco................................................................       B-33
        4.5.4. Options and Convertible Securities of Subco......................................................       B-33
    4.6. Securities Reports; Financial Statements...............................................................       B-33
    4.7. Absence of Material Adverse Changes and Undisclosed Liabilities........................................       B-33
        4.7.1. Changes..........................................................................................       B-33
        4.7.2. Liabilities......................................................................................       B-33
    4.8. Litigation and Audits..................................................................................       B-33
    4.9. No Broker's or Finder's Fees...........................................................................       B-34
    4.10. Pooling Matters.......................................................................................       B-34
    4.11. Fairness Opinion......................................................................................       B-34
    4.12. Subco.................................................................................................       B-34
ARTICLE 5 COVENANTS OF THE COMPANY AS TO CONDUCT OF BUSINESS....................................................       B-34
    5.1. Ordinary Course........................................................................................       B-34
    5.2. Corporate Organization.................................................................................       B-34
    5.3. Capital Structure......................................................................................       B-34
    5.4. Options and Warrants...................................................................................       B-34
    5.5. Compliance with Applicable Laws........................................................................       B-35
    5.6. Investments and Acquisitions...........................................................................       B-35
    5.7. Capital Expenditures...................................................................................       B-35
    5.8. Indebtedness...........................................................................................       B-35
    5.9. Litigation.............................................................................................       B-35
    5.10. Properties............................................................................................       B-35
    5.11. Contracts.............................................................................................       B-35
    5.12. Books and Records.....................................................................................       B-35
    5.13. Taxes.................................................................................................       B-36
    5.14. Company Benefit Plans.................................................................................       B-36
    5.15. Insurance.............................................................................................       B-36
    5.16. Employee Matters......................................................................................       B-36
    5.17. Proprietary Rights....................................................................................       B-36
    5.18. Confirmatory License Agreements.......................................................................       B-36
    5.19. Pooling Matters.......................................................................................       B-36
    5.20. General...............................................................................................       B-36
ARTICLE 6 COVENANTS OF PARENT AS TO CONDUCT OF BUSINESS.........................................................       B-36
    6.1. Ordinary Course........................................................................................       B-36
    6.2. Corporate Organization.................................................................................       B-37
    6.3. Capital Structure......................................................................................       B-37
    6.4. Compliance with Applicable Laws........................................................................       B-37
    6.5. Investments and Acquisitions...........................................................................       B-37
    6.6. Pooling Matters........................................................................................       B-37
    6.7. General................................................................................................       B-37
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ARTICLE 7 ADDITIONAL COVENANTS..................................................................................       B-37
    7.1. Further Assurances; Consents...........................................................................       B-37
    7.2. Consultation...........................................................................................       B-38
    7.3. Access to Information..................................................................................       B-38
    7.4. Confidentiality........................................................................................       B-38
        7.4.1. Confidential Information.........................................................................       B-38
        7.4.2. Actions of Representatives.......................................................................       B-38
        7.4.3. Survival.........................................................................................       B-39
    7.5. Public Disclosure......................................................................................       B-39
    7.6. Takeover and Other Laws................................................................................       B-39
    7.7. Pooling Accounting.....................................................................................       B-39
    7.8. Comfort Letters........................................................................................       B-39
        7.8.1. Company..........................................................................................       B-39
        7.8.2. Parent...........................................................................................       B-39
    7.9. Notice of Certain Matters..............................................................................       B-39
    7.10. Stock Options and Warrants............................................................................       B-40
        7.10.1. Exchange of Stock Options.......................................................................       B-40
        7.10.2. Exchange of Warrants............................................................................       B-40
        7.10.3. Notice to Holders...............................................................................       B-40
        7.10.4. Reservation and Registration of Parent Common Stock.............................................       B-40
        7.10.5. Cooperation of the Company......................................................................       B-40
    7.11. Continuation of Indemnification and Insurance.........................................................       B-40
        7.11.1. Indemnification.................................................................................       B-40
        7.11.2. Insurance.......................................................................................       B-40
        7.11.3. Third-Party Beneficiaries.......................................................................       B-40
    7.12. Employee Benefit Matters..............................................................................       B-41
    7.13. Obligations of Subco..................................................................................       B-41
    7.14. Company Option........................................................................................       B-41
    7.15. Affiliate Agreements..................................................................................       B-41
    7.16. Shareholder Agreements................................................................................       B-41
    7.17. Employment Agreements.................................................................................       B-42
    7.18. Election of Officer...................................................................................       B-42
    7.19. Covenants Regarding Non-Solicitation..................................................................       B-42
        7.19.1. Non-Solicitation................................................................................       B-42
        7.19.2. Compliance with Fiduciary Obligations...........................................................       B-42
        7.19.3. Notice to Parent of Acquisition Proposals.......................................................       B-42
        7.19.4. Procedures......................................................................................       B-43
        7.19.5. Actions of Representatives......................................................................       B-43
    7.20. Procedures following Superior Proposal Determination..................................................       B-43
        7.20.1. Notice of Superior Proposal Determination.......................................................       B-43
        7.20.2. Opportunity to Bid..............................................................................       B-43
    7.21. Mutual Standstill and Non-Solicitation Agreement......................................................       B-43
    7.22. Expenses..............................................................................................       B-44
        7.22.1. General.........................................................................................       B-44
        7.22.2. Reimbursement...................................................................................       B-44
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ARTICLE 8 CONDITIONS PRECEDENT TO OBLIGATIONS...................................................................       B-44
    8.1. Conditions Precedent to Obligations of Each Party......................................................       B-44
        8.1.1. Securityholder Approval..........................................................................       B-44
        8.1.2. No Legal Action..................................................................................       B-44
        8.1.3. Court Approval...................................................................................       B-45
        8.1.4. Expiration of Waiting Periods and Related Matters................................................       B-45
        8.1.5. Securities Matters...............................................................................       B-45
        8.1.6. Listings.........................................................................................       B-45
        8.1.7. Tax Opinions.....................................................................................       B-45
        8.1.8. Voting and Exchange Trust Agreement..............................................................       B-45
        8.1.9. Support Agreement................................................................................       B-45
    8.2. Conditions Precedent to Obligations of the Company.....................................................       B-45
        8.2.1. Representations and Warranties...................................................................       B-45
        8.2.2. Covenants and Agreements.........................................................................       B-46
        8.2.3. No Material Adverse Change.......................................................................       B-46
        8.2.4. Certificate......................................................................................       B-46
        8.2.5. Opinion of Parent Counsel........................................................................       B-46
        8.2.6. Fairness Opinion.................................................................................       B-46
        8.2.7. Comfort Letter...................................................................................       B-46
        8.2.8. Affiliates Agreements............................................................................       B-46
        8.2.9. Certificate of Designation.......................................................................       B-46
        8.2.10. Certificates and Resolutions....................................................................       B-46
    8.3. Conditions Precedent to Obligations of Parent and Subco................................................       B-46
        8.3.1. Representations and Warranties...................................................................       B-46
        8.3.2. Covenants and Agreements.........................................................................       B-46
        8.3.3. No Material Adverse Change.......................................................................       B-46
        8.3.4. Redemption of Rights.............................................................................       B-46
        8.3.5. Dissent Rights...................................................................................       B-47
        8.3.6. Consents of Third Parties........................................................................       B-47
        8.3.7. Certificate......................................................................................       B-47
        8.3.8. Customer and Product List........................................................................       B-47
        8.3.9. Opinion of Company Counsel.......................................................................       B-47
        8.3.10. Fairness Opinion................................................................................       B-47
        8.3.11. Pooling Matters.................................................................................       B-47
        8.3.12. Comfort Letter..................................................................................       B-47
        8.3.13. Affiliates Agreements...........................................................................       B-47
        8.3.14. Employment Agreements...........................................................................       B-47
        8.3.15. Certificates and Resolutions....................................................................       B-47
ARTICLE 9 TERMINATION...........................................................................................       B-48
    9.1. Termination............................................................................................       B-48
    9.2. Notice of Termination..................................................................................       B-49
    9.3. Effect of Termination..................................................................................       B-49
    9.4. Termination Fee........................................................................................       B-49
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ARTICLE 10 MISCELLANEOUS........................................................................................       B-50
    10.1. Non-Survival of Representations and Warranties........................................................       B-50
    10.2. Amendments and Supplements............................................................................       B-50
    10.3. Waiver................................................................................................       B-50
    10.4. Governing Law.........................................................................................       B-50
    10.5. Notice................................................................................................       B-50
    10.6. Entire Agreement......................................................................................       B-51
    10.7. Binding Effect; Assignability.........................................................................       B-51
    10.8. Interpretation........................................................................................       B-51
    10.9. Validity..............................................................................................       B-51
    10.10. Counterparts.........................................................................................       B-51
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                                    EXHIBITS

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Exhibit A  Plan of Arrangement (See Exhibit 99.1 of this Registration Statement)
Exhibit B  Voting and Exchange Trust Agreement (See Exhibit 99.2 of this Registration Statement)
Exhibit C  Support Agreement (See Exhibit 99.3 of this Registration Statement)
Exhibit D  Certificate of Designation
Exhibit E  Company Option (Omitted)
Exhibit F  Parent Affiliate Agreement (Omitted)
Exhibit G  Company Affiliate Agreement
Exhibit H  Shareholder Agreement (Omitted)
Exhibit I  Employment Agreement (Omitted)
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                                    SCHEDULES

Company Disclosure Schedule (Omitted)
Parent Disclosure Schedule (Omitted)


Certain exhibits and schedules have been omitted in accordance with
Item 601(b)(2) of Regulation S-K. PRI will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

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                             COMBINATION AGREEMENT

    This Combination Agreement (the "Agreement") is entered into as of November 24, 1998, by and between PRI Automation, Inc., a Massachusetts corporation ("Parent"), 1325949 Ontario Inc., an Ontario corporation and a wholly owned subsidiary of Parent ("Subco"), and Promis Systems Corporation Ltd., a Canadian corporation (the "Company").

                                    RECITALS

    WHEREAS, each of the Boards of Directors of Parent, Subco and the Company have deemed it advisable and in the best interests of their respective securityholders to combine their respective businesses through an acquisition by Subco of shares of the capital stock of the Company pursuant to this Agreement and the Plan of Arrangement (as hereinafter defined);

    WHEREAS, in furtherance of such acquisition, the respective Boards of Directors of Parent, Subco and the Company have approved the transactions contemplated hereby and the Board of Directors of the Company has agreed to submit the Plan of Arrangement and the other transactions contemplated hereby to its shareholders and the Ontario Court of Justice (General Division) (the "Court") for approval;

    WHEREAS, the respective Boards of Directors of Parent, Subco and the Company have approved and adopted this Agreement and the Plan of Arrangement as a plan of reorganization under Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and as a reorganization of capital of the Company under Section 86 of the Income Tax Act (Canada) (the "ITA") for those Company shareholders who hold Company Common Shares (as hereinafter defined) on capital account;

    WHEREAS, it is intended that the transactions contemplated hereby will be treated as a pooling of interests for accounting purposes; and

    WHEREAS, to induce Parent to enter into this Agreement, contemporaneously herewith certain shareholders of the Company and each of the Company's directors, officers and their investment affiliates have entered into Shareholder Agreements (as hereinafter defined) pursuant to which they have agreed to support the Plan of Arrangement and the other transactions contemplated hereby;

    NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                              CERTAIN DEFINITIONS

    For purposes of this Agreement, the following terms shall have the following meanings unless otherwise specified:

    AFFILIATE shall mean with respect to any Person, any Person which, directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person.

    ACQUISITION PROPOSAL shall mean any reorganization, recapitalization, reclassification, combination, merger, consolidation, amalgamation, plan of arrangement, take-over bid, sale of material assets (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), any material sale of shares or rights or interests therein or thereto or similar transactions involving the Company or any of its Subsidiaries, or a proposal to do so, excluding the Arrangement.

    BANKRUPTCY LAWS shall mean (i) all bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other Laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

    BUSINESS DAY shall mean any day on which commercial banks are open for business in Boston, Massachusetts and Toronto, Ontario other than a Saturday, Sunday or a day observed as a holiday in Boston, Massachusetts under the Laws of the City of Boston, the Commonwealth of Massachusetts or the United States


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or in Toronto, Ontario under the Laws of the City of Toronto, the Province of
Ontario or the federal Laws of Canada.

    CBCA shall mean the Canada Business Corporations Act.

    COMMERCIAL SOFTWARE shall mean packaged commercial software programs generally available to the public through retail computer software dealers or directly from the manufacturer which have been licensed to the Company or any of its Subsidiaries pursuant to End-User Licenses and which are used in the business of the Company and its Subsidiaries but are in no way a component of or incorporated in or specifically required to develop or support any of the products and related trademarks, technology and know-how of the Company and its Subsidiaries.

    COMPANY BENEFIT PLANS shall mean all employee benefit plans of any Company Entity, including employee benefit plans within the meaning of Section 3(3) of ERISA, and any related or separate contracts, plans, trusts, programs, policies, arrangements, practices, customs and understandings, in each case whether formal or informal, written or oral, and whether maintained by or binding upon any Company Entity, that provide rights or benefits of economic value to any current or former employee of any Company Entity or current or former beneficiary, dependent or assignee of any such employee or former employee.

    COMPANY END-USER LICENSES shall mean End-User Licenses, substantially in the form of the Company's standard Master Software License Agreement previously provided to Parent (or any another software license agreement not materially different from such Master Software License Agreement), under which the Company or one of its Subsidiaries is the licensor and which provides for payments to the Company or any of its Subsidiaries of less than $250,000.

    COMPANY ENTITY shall include any corporation that is a member of any controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company, any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with either the Company, any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company and any other entity required to be aggregated with the Company pursuant to the regulations issued under Section 414(o) of the Code.

    COMPANY LEASES shall mean each lease, sublease, license or other agreement under which the Company or any of its Subsidiaries uses, occupies or has the right to occupy any real property or interest therein that (a) provides for future minimum payments of $10,000 or more (ignoring any right of cancellation or termination) or (b) the cancellation or termination of which would have a Company Material Adverse Effect.

    COMPANY MATERIAL ADVERSE EFFECT shall mean any event, change or effect that is or is reasonably expected to be materially adverse to (a) the financial condition, business, operations, assets, properties, personnel, or results of operations of the Company and its Subsidiaries, taken as a whole or (b) the ability of the Company to perform its obligations under this Agreement or to consummate the Arrangement or any of the other transactions contemplated hereby; PROVIDED, that a Company Material Adverse Effect shall not include any adverse effect resulting from changes in general economic conditions or conditions generally affecting the industry in which the Company operates.

    CONTRACT shall mean any written or oral agreement, contract, instrument, guarantee or commitment to which a Person or any of its Subsidiaries is a party or by which it, any of its Subsidiaries or any of its or their material assets or properties is bound or which is applicable to it, any of its Subsidiaries or any of its or their material assets or properties.

    CONTROL (INCLUDING WITH CORRELATIVE MEANING, CONTROLLED BY AND UNDER COMMON CONTROL WITH) shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

    DOLLAR or "$" shall mean United States dollars.

    ENCUMBRANCE shall mean any mortgage, pledge, lien, claim, charge, security interest, lease, conditional sale or other title retention agreement, easement, servitude, refusal, claim of infringement, condition or other


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restriction or encumbrance of any kind, including any restriction on use, voting
(in the case of any security), transfer, receipt of income or exercise of any other attribute of ownership on assets.

    END-USER LICENSES shall mean any object code end-user licenses, providing for payments to the licensor of less than $25,000, granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same. The term "End-User Licenses" shall not include any Company End-User Licenses.

    ENVIRONMENTAL CLAIM shall mean any notice alleging potential liability (including potential liability for investigatory costs, cleanup costs, response or remediation costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (a) the presence or release of any Material of Environmental Concern, whether or not the Material of Environmental Concern is present on or has been released from property owned by that party or any of its Affiliates or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

    ENVIRONMENTAL LAWS shall mean any and all Laws relating to the protection of public health, safety or the environment.

    ERISA shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

    EXCHANGE ACT shall mean the United States Securities Exchange Act of 1934, as amended.

    EXCHANGEABLE SHARES shall have the meaning given to such term in the Plan of Arrangement.

    GOVERNMENTAL ENTITY shall mean (a) any United States, Canadian, multinational, foreign, federal, provincial, state, regional, territorial, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, (b) any subdivision, agent, commission, board, authority or instrumentality of any of the foregoing or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing. The term "Governmental Entity" shall include the SEC, the OSC, the Nasdaq and the TSE.

    HSR ACT shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    INDEBTEDNESS shall mean (a) all items (except items of capital stock, stockholders' equity, surplus or retained earnings, and general contingency reserves) that in accordance with generally accepted accounting principles would be included in determining total liabilities of the Company and its Subsidiaries as of the date as of which Indebtedness is to be determined, (b) indebtedness secured by any Encumbrance to which any property or asset owned or held by Company or any of its Subsidiaries is subject, whether or not the indebtedness secured thereby shall have been assumed, and (c) indebtedness of others which the Company or any of its Subsidiaries has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), sold or discounted with recourse or (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which Company or any of its Subsidiaries has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise become directly or indirectly liable.

    LAWS shall mean all laws, statutes, ordinances, regulations, rules, published policies and guidelines of any Governmental Entity, and the terms and conditions of any Permit, judgment, order or decree of any Governmental Entity. APPLICABLE LAWS shall mean, with respect to any Person, all Laws by which such Person, any of its Subsidiaries or any of its or their securities or material assets or properties is bound or which is applicable to it, any of its Subsidiaries or any of its or their securities or material assets or properties.

    MATERIALS OF ENVIRONMENTAL CONCERN shall mean petroleum and its by-products, all hazardous substances and all substances or constituents that are regulated by, or form the basis of liability under, any Environmental Law.

    NASDAQ shall mean The Nasdaq Stock Market, Inc.

    OSC shall mean the Ontario Securities Commission.

    PARENT MATERIAL ADVERSE EFFECT shall mean any event, change or effect that is or is reasonably expected to be materially adverse to (a) the financial condition, business, operations, assets, properties, personnel, or results of operations of Parent and its Subsidiaries, taken as a whole or (b) the ability of Parent and Subco to perform their obligations under this Agreement or to consummate the Arrangement or any of the other transactions contemplated hereby; PROVIDED, that a Parent Material Adverse Effect shall not include any adverse effect resulting from changes in general economic conditions or conditions generally affecting the industry in which Parent operates.

    PERMIT shall mean any permit, concession, approval, permission, authorization, certificate or license from any Governmental Entity.

    PERMITTED ENCUMBRANCES shall mean (a) liens for current taxes and other statutory liens and trusts not yet due and payable or that are being contested in good faith, (b) liens that were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' liens and other similar liens arising in the ordinary course of business, (c) liens on personal property leased under operating leases, (d) liens, pledges or deposits incurred or made in connection with workmen's compensation, unemployment insurance and other social insurance and social security benefits, or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, in each case incurred in the ordinary course of business, (e) pledges of or liens on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such manufactured products in the ordinary course of business, (f) liens under
Article 2 of the Uniform Commercial Code or under applicable Canadian provincial personal property security Laws that are special property interests in goods identified as goods to which a contract refers, and (g) liens under Article 9 of the Uniform Commercial Code or under applicable Canadian provincial personal property security Laws that are purchase money security interests, none of which are material in the aggregate or individually.

    PERSON shall mean any individual, corporation, association, partnership, limited liability company, estate, trust or other entity or organization.

    SEC shall mean the United States Securities and Exchange Commission.

    SECURITIES ACT shall mean the United States Securities Act of 1933, as amended.

    SPECIAL VOTING SHARE shall mean the share of Special Voting Stock of Parent having the rights, privileges, restrictions and conditions described in the Certificate of Designation.

    SUBSIDIARY shall mean any corporation, association, or other business entity a majority (by number of votes on the election of directors or persons holding positions with similar responsibilities) of the shares of capital stock (or other voting interests) of which is owned by Parent, the Company or their respective Subsidiaries, as the case may be.

    TAX shall mean any Canadian, United States, multinational, foreign, federal, provincial, state, regional, territorial, municipal and local capital, capital stock, disability, customs duties, employment, environmental (including taxes under Section 59A of the Code), estimated, excise, franchise, capital gains, employer health, income, license, alternative or add-on minimum, occupation, payroll, premium, profits, windfall profits, personal property, real property, gross receipts, registration, gross revenue, sales, goods and services, severance, social security (or similar), stamp, transfer, turnover, unemployment, use, value added, withholding, net worth, or other tax of any kind whatsoever, including employment insurance and Canada Pension Plan premiums, as well as any interest or penalty in respect thereof and any addition thereto, whether disputed or not.

    TAX RETURN shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

    TRUSTEE shall mean a Canadian trust company to be reasonably selected by Parent and the Company to act as trustee under the Voting and Exchange Trust Agreement.

    TSE shall mean The Toronto Stock Exchange.

    VIOLATION shall mean, with respect to any provision, with or without the giving of notice or the lapse of time, or both, (a) any conflict with, violation or breach of, or default under, such provision, (b) the arising of any right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, such provision or (c) the arising of any Encumbrance upon any of the properties or assets of the Person subject to the provision or any of its Subsidiaries.

                                   ARTICLE 2
                                    GENERAL

    2.1.  PLAN OF ARRANGEMENT.

        2.1.1. As promptly as practicable, the Company shall apply to the Court pursuant to Section 192 of the CBCA for an interim order in form and substance reasonably satisfactory to Parent (the "Interim Order") providing for, among other things, the calling and holding of a special meeting of the shareholders of the Company (the "Company Shareholder Meeting") for the purpose of considering and, if deemed advisable, approving the arrangement (the "Arrangement") under Section 192 of the CBCA and pursuant to this Agreement and the Plan of Arrangement substantially in the form of EXHIBIT A, with such changes, modifications and additions thereto as the parties may reasonably agree upon (the "Plan of Arrangement"). The notice of motion for the application for the Interim Order shall request that the Interim Order provide (a) for the class of Persons to whom notice shall be provided in respect of the Arrangement and the Company Shareholder Meeting and for the manner in which such notice shall be provided, (b) that the requisite shareholder approval for the special resolution approving the Arrangement shall be 66 2/3% of the votes cast on such special resolution by holders of Company Common Shares present in person or by proxy at the Company Shareholder Meeting, (c) that, in all other respects, the terms, restrictions and conditions of the Articles of Incorporation and By-Laws of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Shareholder Meeting: and (d) for the grant of the rights of dissent in respect of the Arrangement described in Section
    3.1 of the Plan of Arrangement.

        2.1.2. If the shareholders of the Company shall approve the Arrangement in accordance with the Interim Order, and subject to the satisfaction or waiver of the other conditions set forth in Article 8, the Company shall as promptly as practicable (a) take all necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving the Arrangement in such fashion as the Court may direct (the "Final Order"), and (b) send to the Director appointed under Section 260 of the CBCA (the "CBCA Director") for endorsement and filing by the CBCA Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement. At 12:01 a.m. (the "Effective Time") on the date (the "Effective Date") shown on the Certificate of Arrangement issued by the Director giving effect to the Arrangement, the reorganization of capital and other transactions set out in clauses (a) through (k), inclusive, of Section 2.1 of the Plan of Arrangement shall occur and shall be deemed to occur in the order set forth in such Section 2.1 without any further act or formality.

    2.2.  EXCHANGE RATIO.

        2.2.1. INITIAL EXCHANGE RATIO. For purposes of the Plan of Arrangement, the "Exchange Ratio" shall be 0.1691 Exchangeable Shares for each Company Common Share, subject to adjustment in accordance with this
    Section 2.2.

        2.2.2. ADJUSTMENT FOR ALTERATIONS OF EQUITY CAPITAL. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Shares), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Shares occurring after the date hereof and prior to the Effective Time.

        2.2.3. ADJUSTMENT FOR FLUCTUATIONS IN MARKET PRICE. The Exchange Ratio shall also be adjusted pursuant to the following:

       (a) if the average of the per share closing prices on the Nasdaq National Market of shares of Parent Common Stock during the 20 consecutive trading days before the second Business Day before the Closing Date (as hereinafter defined) (the "Pre-Closing Average Price") shall be less than $25.375 per share, the Exchange Ratio shall be adjusted to equal the product of 0.1691 and a fraction, the numerator of which is $25.375 and the denominator of which is the greater of (i) $20.93 and
           (ii) the Pre-Closing Average Price; and

       (b) if the Pre-Closing Average Price shall be greater than $25.375 per share, the Exchange Ratio shall be adjusted to equal the product of
           0.1691 and a fraction, the numerator of which is $25.375 and the denominator of which is the lesser of (i) $31.72 and (ii) the Pre-Closing Average Price.

        2.2.4. CALCULATION OF ADJUSTMENTS. Any adjustment of the Exchange Ratio pursuant to this Section 2.2 shall be rounded to four decimal places.

    2.3. DISSENTING SHARES. Holders of Company Common Shares may exercise rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in Section 190 of the CBCA and Section
3.1 of the Plan of Arrangement. The Company shall give Parent (a) prompt oral and written notice of any written demands of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the CBCA or otherwise and received by the Company and (b) the opportunity to participate in all negotiations and proceedings with respect to such rights. Without the prior written consent of Parent, except as required by Applicable Laws, the Company shall not make any payment with respect to any such rights or offer to settle or settle any such rights.

    2.4. OTHER EFFECTS OF THE ARRANGEMENT. At the Effective Time: (a) the directors of the Company shall be such persons as Parent shall designate by written notice to the Company prior to the Effective Time); (b) the officers of the Company shall be as designated by the Board of Directors of the Company prior to the Effective Time, subject to later removal and appointment of other officers; (c) each Company Common Share and each Company Option outstanding immediately prior to the Effective Time shall be exchanged as provided in the Plan of Arrangement; and (d) the Arrangement shall, from and after the Effective Time, have all of the effects provided by Applicable Laws, including the CBCA.

    2.5. VOTING AND EXCHANGE TRUST AGREEMENT. On or before the Effective Date, Parent, Subco, the Company and the Trustee shall authorize, execute and deliver a Voting and Exchange Trust Agreement in substantially the form of EXHIBIT B hereto, with such changes, modifications and additions thereto as may reasonably be requested by the Trustee together with such other changes, modifications and additions thereto as the parties may reasonably agree upon (the "Voting and Exchange Trust Agreement"). On or before the Effective Date, Parent shall issue and deposit with the Trustee, for the benefit of the holders of Exchangeable Shares, the Special Voting Share to be held in accordance with the Voting and Exchange Trust Agreement.

    2.6. SUPPORT AGREEMENT. On or before the Effective Date, Parent, Subco and the Company shall authorize, execute and deliver a Support Agreement in substantially the form of EXHIBIT C hereto, with such changes, modifications and additions thereto as the parties may reasonably agree upon (the "Support Agreement").

    2.7. CERTIFICATE OF DESIGNATION. On or before the Effective Date, Parent shall file a Certificate of Vote of Directors Establishing a Class or Series of Stock with the Secretary of State of the Commonwealth of Massachusetts in substantially the form of EXHIBIT D hereto, with such changes, modifications and additions thereto as the parties may reasonably agree upon (the "Certificate of Designation").

    2.8. COMPANY SHAREHOLDER MEETING. As promptly as practicable, the Company shall take all action necessary in accordance with Applicable Laws and its Articles of Incorporation and By-Laws to call and hold the Company Shareholder Meeting as promptly as practicable for the purpose of voting upon the Arrangement and such other matters as shall require approval of the shareholders of the Company in order to consummate the Arrangement and the other transactions contemplated hereby. Unless the Company shall have complied with Sections 7.19 and 7.20, the Board of Directors of the Company shall give its unqualified recommendation to the shareholders of the Company that they approve the Arrangement and such other matters, and the Company shall use its reasonable best efforts to obtain such approval.

    2.9.  INFORMATION CIRCULAR AND REGISTRATION STATEMENT.

        2.9.1. INFORMATION CIRCULAR. As promptly as practicable and in any event within 30 days following the execution of this Agreement, Parent and the Company shall prepare a notice and management information circular of the Company with respect to the Company Shareholder Meeting (as amended from time to time, the "Information Circular"), together with any other documents required by Applicable Laws in connection with the Arrangement and the other transactions contemplated hereby, and the Company shall cause the

    Information Circular and such other required documents to be sent to each shareholder of the Company entitled to vote at the Company Stockholder Meeting and filed as required by the Interim Order and Applicable Laws. The Company shall ensure that the Information Circular provides its shareholders entitled to vote with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Company Shareholder Meeting and that the Information Circular is accurate and complete in all material respects.

        2.9.2. REGISTRATION STATEMENT. As promptly as practicable and in any event within 30 days following the execution of this Agreement, Parent shall file with the SEC a registration statement (the "Registration Statement") to register the Parent Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares, and Parent and the Company shall use their reasonable best efforts to cause the Registration Statement to become effective and to maintain the effectiveness of such Registration Statement for the period that such Exchangeable Shares shall remain outstanding. Parent, Subco and the Company agree not to knowingly take any action that would render unavailable the exemption provided by
    Section 3(a)(10) of the Securities Act with respect to the issuance of the Exchangeable Shares under the terms of the Plan of Arrangement.

        2.9.3. APPROVAL OF CANADIAN AUTHORITIES. Parent and the Company shall use their reasonable best efforts to obtain all orders required from the applicable Canadian securities authorities to permit the issuance and first resale of (a) the Exchangeable Shares to be issued pursuant to the Arrangement, (b) the shares of Parent Common Stock issuable upon exchange of the Exchangeable Shares from time to time, and (c) the shares of Parent Common Stock issuable from time to time upon the exercise of the Company Options and the Company Warrants, in each case without qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Entity under Applicable Laws, or the fulfilment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Parent or the Company for purposes of Canadian federal, provincial or territorial securities Laws).

        2.9.4. PROVISION OF INFORMATION. Each party shall promptly furnish to the other party all information concerning such party and its securityholders as may be reasonably required in connection with any action contemplated by this Section 2.9. The Information Circular, the Registration Statement and the other documents required by Applicable Laws in connection with the Arrangement and the other transactions contemplated hereby shall comply in all material respects with the requirements of Applicable Laws. No information provided by Parent or the Company for inclusion in the Information Circular, the Registration Statement or any other documents to be filed with the SEC, the OSC (or other applicable Canadian provincial securities regulators (together with the OSC, the "Commissions")) or the TSE or to be mailed to the securityholders of the Company in connection with the Arrangement and the other transactions contemplated hereby shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and the Company shall notify the other promptly of the receipt of any comments from the SEC, the Commissions or the TSE and of any request by the SEC, the Commissions or the TSE for amendments or supplements to the Information Circular or the Registration Statement or for additional information, and shall supply the other with copies of all correspondence with the SEC, the Commissions and the TSE with respect to the Information Circular and the Registration Statement. Whenever any event shall occur that should be set forth in an amendment or supplement to the Information Circular or the Registration Statement, Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC, the Commissions and/or the TSE, and/or mailing to securityholders of the Company entitled to vote, such amendment or supplement.

        2.9.5. BLUE SKY LAWS. Parent and the Company shall promptly take all action required to be taken under any Applicable state or provincial securities Laws (including "blue sky" Laws) in connection with the Arrangement and the issuance of the Exchangeable Shares and shares of Parent Common Stock thereunder; PROVIDED, HOWEVER, that with respect to Canadian provincial qualifications, neither Parent nor the Company shall be required to register or qualify as a foreign corporation or reporting issuer where either such corporation is not now so registered or qualified.

    2.10. LISTINGS. Parent shall take such action as shall be necessary to authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable upon exchange of the Exchangeable Shares and the shares of Parent Common Stock otherwise reserved for issuance in connection with the Arrangement. Parent and the Company shall take such action as shall be necessary to authorize for listing on the TSE the Exchangeable Shares as of and from the Effective Time.

    2.11. CLOSING. The closing of the Arrangement and the other transactions contemplated hereby (the "Closing") shall take place at the offices of Cassels, Brock & Blackwell in Toronto, Ontario, Canada, at a time and on a date (the "Closing Date") to be specified by Parent and the Company, which date shall not be later than two Business Days after the later of (a) the issuance of the Final Order and (b) the satisfaction or waiver of the conditions set forth in Article
8. Concurrently with the Closing, the parties shall cause to be filed with the CBCA Director the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement and the other transactions contemplated hereby.

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Subco that the statements in this Article 3 are true and correct, except as set forth in the disclosure schedule delivered by the Company to Parent on the date hereof (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs in this Article 3. The disclosure in any section or paragraph of the Company Disclosure Schedule shall qualify other sections and paragraphs in this
Article 3 only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections or paragraphs.

    3.1. CORPORATE STATUS OF THE COMPANY AND ITS SUBSIDIARIES. Each of the Company and its Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, with the requisite corporate or organizational power and authority to carry on its business as currently being conducted and to own, lease and operate the properties currently owned, leased and operated by it. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing as an extra-provincial or foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification or licensing necessary, except in jurisdictions in which the failure to be so qualified or licensed would not result in a Company Material Adverse Effect. Section 3.1 of the Company Disclosure Schedule sets forth a complete list of the Company's Subsidiaries, their jurisdictions of incorporation or organization, and a complete list of each jurisdiction in which each of the Company and its Subsidiaries is duly qualified and in good standing to do business.

    3.2. ARTICLES OF INCORPORATION, BY-LAWS, DIRECTORS AND OFFICERS. The Company has delivered to Parent true and complete copies of the Articles of Incorporation and by-laws of the Company, including all amendments thereto, as in effect on the date hereof (the "Articles of Incorporation" and the "By-Laws," respectively). Each of the minute books of the Company and its Subsidiaries made available to Parent and/or its agents contains accurate records of all meetings and consents in lieu of meetings of the Board of Directors (or similar governing body) of the Company or the Subsidiary, as the case may be, (and any committees thereof, whether permanent or temporary) and of its securityholders (or other equity holders having rights to vote or consent) since the date of its incorporation or organization, and such records accurately reflect all transactions referred to in such minutes and consents. Section 3.2 of the Company Disclosure Schedule sets forth a list of the directors and officers of the Company and the respective offices held by them.

    3.3.  AUTHORITY FOR AGREEMENT; NONCONTRAVENTION.

        3.3.1. AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to be signed by it and, subject to approval of the Company's shareholders and the Court as provided in this Agreement, to consummate the Arrangement and the other transactions contemplated hereby and by the other agreements contemplated hereby. The execution and delivery by the Company of this Agreement and such other agreements and the consummation by the Company of the Plan of Arrangement and the other transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company. Except for the approval of the Company's shareholders as provided in this Agreement, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement and such other agreements and the consummation by the Company of the Plan of Arrangement and the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that (a) enforcement of the rights and remedies created hereby are subject to Bankruptcy Laws and (b) the consummation of the Arrangement is subject to the approval of the Company's shareholders and the Court as provided in this Agreement. On or before the Effective Date, the other agreements contemplated hereby to be executed and delivered by the Company on or before the Effective Date will have been executed and delivered by the Company, and, upon such execution and delivery, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the qualifications that (a) enforcement of the rights and remedies created thereby will be subject Bankruptcy Laws and (b) the consummation of the Arrangement is subject to the approval of the Company's shareholders and the Court as provided in this Agreement.

        3.3.2. NO CONFLICT. None of the execution and delivery by the Company of this Agreement, the Plan of Arrangement and the other agreements contemplated hereby, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contem-plated hereby and thereby will cause a Violation of any term, condition or provision of the Articles of Incorporation or By-Laws of the Company or any other organizational document of the Company or any Subsidiary, or any credit agreement, indenture, bond, debenture, note, mortgage, lease, instrument or other agreement, permit, concession, grant, franchise, license, judgment, order or decree to which the Company or any of its Subsidiaries is a party or by which it, any of its Subsidiaries or any of its or their material assets or properties is bound or which is applicable to it, any of its Subsidiaries or any of its or their material assets or properties, or, to the knowledge of the Company, any Applicable Laws, other than such Violations which, individually or in the aggregate, would not result in a Company Material Adverse Effect.

    3.4. GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration or filing with, or declaration or notice to, any Governmental Entity, is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement or the other agreements contemplated hereby, the performance by the Company of its obligations hereunder and thereunder, or the consummation by the Company of the Plan of Arrangement and the other transactions contemplated hereby or thereby, except (a) the filing with the Commissions and the Court and the mailing to shareholders of the Company of the Information Circular relating to the Company Shareholder Meeting, (b) the filing with the SEC of such registration statements, reports and information under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (c) approval by the Court of the Arrangement and the filing of the Articles of Arrangement and other arrangement or other documents as required by the CBCA; (d) such filings, authorizations, orders and approvals as may be required under state or provincial "control share acquisition," "anti-takeover" or other similar statutes, and any other approvals required under applicable federal, provincial or state securities Laws and the rules of the Nasdaq and the TSE (including those referred to in Section 2.9.3);
(e) such filings and notices as may be necessary under the HSR Act; (f) such filings and notices as may be necessary under the Investment Canada Act and under the Competition Act (Canada); and (g) where the failure to obtain or make such consents, approvals, orders, authorizations, registrations, filings, declarations or notices would not prevent or delay the consummation of the Arrangement or the other transactions contemplated hereby or otherwise prevent the Company from performing its obligations under this Agreement, the Plan of Arrangement or the other agreements contemplated hereby and would not result in a Company Material Adverse Effect.

    3.5.  CAPITALIZATION.

        3.5.1. AUTHORIZED SHARE CAPITAL OF THE COMPANY. On the date hereof, the authorized share capital of the Company consists of an unlimited number of common shares of the Company ("Company Common Shares," which term shall include for all purposes of this Agreement the related Company Common Share purchase rights issued or issuable under that certain Shareholder Rights Plan Agreement dated as of January 27, 1997 (the "Rights Agreement"), between the Company and Montreal Trust Company of Canada, as Rights Agent) and an unlimited number of preference shares of the Company ("Company Preference Shares"). As of November 24, 1998, there were 10,257,194 Company Common Shares issued and outstanding. As of that date, there were no Company Preference Shares issued and outstanding. All of the issued Company Common Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved for issuance under the Rights Agreement the number of Company Common Shares required to be issued upon the exercise of the rights provided by the Rights Agreement in accordance with the terms and conditions thereof. None of the issued Company Common Shares was issued in violation of the terms of any agreement or other understanding binding upon the Company, and all of the issued Company Common Shares were issued in compliance with all applicable charter documents of the Company and all Applicable securities Laws. There are, and have been, no preemptive rights with respect to the issuance of the Company Common Shares or any other capital stock of the Company.

        3.5.2.  OPTIONS AND CONVERTIBLE SECURITIES OF THE COMPANY.  Section
    3.5.2 of the Company Disclosure Schedule sets forth a complete list of (a) each stock option plan, stock purchase plan and each other plan, arrangement or agreement under which the Company or any of its Subsidiaries has reserved shares of capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of capital stock, to any employee, director, consultant, service provider or other Person (collectively, the "Company Plans") and (b) the number of shares, securities or obligations reserved for issuance under such plan, arrangement or agreement. All such plans, arrangements and agreements are in compliance with all Applicable Laws and have been approved by the TSE. Except as set forth in Section 3.5.2 of the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants or conversion rights or other rights, securities, agreements, calls or commitments (contingent or otherwise) that obligate the Company to issue, sell, deliver or otherwise dispose of shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock. None of the execution and delivery by the Company of this Agreement and the other agreements contemplated hereby, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the Plan of Arrangement and the other transactions contemplated hereby and thereby, and any other event that occurred on or prior to the date hereof, will accelerate the vesting under any item set forth in Section 3.5.2 of the Company Disclosure Schedule. There are no voting trusts or other agreements or understandings to which the Company or, to the knowledge of the Company, any securityholder of the Company is a party with respect to the voting of the Company Common Shares. Except as set forth in Section 3.5.2 of the Company Disclosure Schedule, the Company is not a party to or bound by any outstanding restrictions, puts, options or other obligations, agreements or commitments to repurchase, redeem or otherwise acquire any outstanding Company Common Shares or other equity securities of the Company.

        3.5.3. SUBSIDIARIES. Section 3.5.3 of the Company Disclosure Schedule sets forth the capitalization of each of the Company's Subsidiaries, including the number of securities authorized, issued, outstanding and held in treasury. All of the issued shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued securities of any of the Company's Subsidiaries was issued in violation of the terms of any agreement or other understanding binding upon the issuing Subsidiary, and all of such issued securities were issued in compliance with all applicable charter documents of the issuing Subsidiary and all Applicable securities Laws. There are no outstanding subscriptions, options, warrants or conversion rights or other rights, securities, agreements, calls or commitments (contingent or otherwise) that obligate any of the Company's Subsidiaries to issue, sell, deliver or otherwise dispose of shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock. There are, and have been, no preemptive rights with respect to the issuance of any securities of any of the Company's Subsidiaries. The Company owns beneficially and of record all of the outstanding securities of each of its Subsidiaries, free and clear of all Encumbrances. Other than the Company's Subsidiaries, the Company does not own, directly or indirectly, any shares or other equity interest or securities in any Person.

        3.5.4. RIGHTS AGREEMENT. The Company has waived the application of the Rights Agreement with respect to this Agreement, the Plan of Arrangement and the other transactions contemplated hereby, and, except in connection with the acceptance of a Superior Proposal pursuant to Sections 7.19 and 7.20, the Company will not waive, terminate or otherwise render the Rights Agreement inoperative or inapplicable with respect to any other Acquisition Proposal. At the Effective Time, the Rights Agreement will have been terminated, all rights will be canceled or redeemed pursuant to the Rights Agreement, and no Person shall have any rights thereunder.

    3.6. SECURITIES REPORTS; FINANCIAL STATEMENTS. The Company has timely filed all forms, reports and documents (including prospectuses, offering memoranda and TSE filing statements) with the Commissions, the TSE and the SEC required to be filed by it pursuant to Applicable Laws (collectively, the "Company Securities Reports"). The Company has delivered or made available to Parent true and complete copies of (a) its Annual Information Forms for the years ended December 31, 1993, 1994, 1995, 1996 and 1997, (b) all Proxy Circulars relating to meetings of the Company's shareholders (whether annual or special) held since January 1, 1993, (c) all other Shareholders' Reports and other documents filed by it with the TSE or the Commissions since January 1, 1993, and (d) all amendments and supplements to all such forms, reports and documents filed by the Company with the TSE or the Commissions. As of their respective dates, the Company Securities Reports complied in all material respects with Applicable Laws, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of the Company included in the Company Securities Reports complied in all material respects with applicable accounting requirements and with Applicable Laws, were prepared in conformity with Canadian generally accepted accounting principles applied on a consistent basis (except as otherwise stated in the financial statements), and present fairly the consolidated financial position, results of operations, stockholders' equity, liabilities (contingent or otherwise) and cash flows, as the case may be, of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim consolidated financial statements, to (i) the absence of certain notes thereto and (ii) normal year-end audit adjustments. The information to be contained in the Information Circular (including any information referred to therein or incorporated therein by reference) relating to the Company will be accurate and complete in all material respects as of the date thereof and will not contain a misrepresentation (as defined in the Securities Act (Ontario)) as of such date.

    3.7.  ABSENCE OF MATERIAL ADVERSE CHANGES AND UNDISCLOSED LIABILITIES.

        3.7.1. CHANGES. Since the date of the most recent consolidated balance sheet filed by the Company with the Commissions (the "Company Balance Sheet"), the Company has not experienced a Company Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in
    Section 3.7.1 of the Company Disclosure Schedule, since the date of the Company Balance Sheet, neither the Company nor any of its Subsidiaries has:

       (a) sold, leased, transferred or assigned any of its assets, tangible or intangible, other than in the ordinary course of business;

       (b) accelerated, terminated, modified, or canceled any contract, lease, sublease, license, or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses) involving more than $25,000 to which the Company or such Subsidiary is a party;

       (c) canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the ordinary course of business;

       (d) granted any license or sublicense of any rights under or with respect to any Company Proprietary Rights other than (i) pursuant to Company End-User Licenses and (ii) to the Company's distributors, resellers and other licensees under agreements disclosed in Section 3.17.4 of the Company Disclosure Schedule;

       (e) experienced material damage, destruction, or loss (whether or not covered by insurance) to its material property (other than ordinary wear and tear not caused by neglect);

       (f) created or suffered to exist any Encumbrance (other than Permitted Encumbrances) upon any of the assets, tangible or intangible, of the Company or any Subsidiary;

       (g) issued, sold, delivered or otherwise disposed of any capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or undergone any reorganization, recapitalization, reclassification, stock split or reverse stock split;

       (h) accelerated, amended, repriced or changed the period of exercisability of any outstanding Company Option or Company Warrant or authorized cash payments in exchange for any options granted under any of the Company Plans;

       (i) declared, set aside, or paid any dividend or distribution with respect to its capital stock (whether in cash or in kind) or directly or indirectly redeemed, purchased, or otherwise acquired any of its capital stock;

       (j) entered into financial arrangements for the benefit of any of director, officer or securityholder of the Company, other than in connection with such Person's employment by the Company in the ordinary course of its business and consistent with past practice;

       (k) made or committed to make any capital expenditures or entered into any other material transaction outside the ordinary course of business or involving an expenditure in excess of $100,000;

       (l) amended or modified in any respect any employment contract or arrangement or any profit sharing, bonus, incentive compensation, severance, employee benefit or multi-employer plans;

       (m) entered into any employment agreement or collective bargaining agreement or increased the compensation of any of its employees other than in the ordinary course of its business and consistent with past practice; or

       (n) committed (orally or in writing) to do any of the foregoing.

        3.7.2. LIABILITIES. Neither the Company nor any of its Subsidiaries has any liabilities or obligations, fixed, accrued, contingent or otherwise (collectively, "Liabilities"), that are not fully reflected or provided for on, or disclosed in the notes to, the Company Balance Sheet, nor has any knowledge of any potential material Liabilities, except Liabilities incurred since the date of the Company Balance Sheet in the ordinary course of its business and consistent with past practice, none of which Liabilities, individually or in the aggregate, has resulted in a Company Material Adverse Effect.

    3.8. LITIGATION AND AUDITS. Except as set forth in Section 3.8 of the Company Disclosure Schedule, there is no investigation or inquiry by any Governmental Entity with respect to the Company or any of its Subsidiaries pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, nor has any Governmental Entity indicated to the Company or any of its Subsidiaries an intention to conduct the same. Except as set forth in
Section 3.8 of the Company Disclosure Schedule, there is no claim, action, suit, arbitration or proceeding pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or involving the Company, any of its Subsidiaries, or any of its or their assets or properties, at law or in equity, or before any arbitrator or Governmental Entity, which, if determined adversely to the Company or such Subsidiary, could result in a Company Material Adverse Effect. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries.

    3.9.  COMPLIANCE WITH APPLICABLE LAW, ARTICLES OF INCORPORATION AND
BY-LAWS. Each of the Company and its Subsidiaries has all requisite Permits necessary to carry on its business as currently being conducted and to own, lease and operate the properties currently owned, leased and operated by it in the manner currently owned, leased and operated, except where the failure to have such Permits would not result in a Company Material Adverse Effect. There are no proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, which may result in the revocation, cancellation, suspension, or adverse modification of any such Permit. The business of the Company and its Subsidiaries has not been conducted in Violation of Applicable Laws, except for Violations which, individually or in the aggregate, would not result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in Violation of, nor has any event occurred that has resulted or will result any Violation of any term, condition or provision of the Articles of Incorporation or By-Laws of the Company or any other organizational document of the Company or any Subsidiary.

    3.10. BOOKS AND RECORDS; ACCOUNTING MATTERS. The books, records and accounts of the Company and its Subsidiaries (a) have been maintained in accordance with good business practices on a basis consistent with prior years,
(b) are stated in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the assets of the Company and its Subsidiaries and (c) accurately and fairly reflect in all material respects the basis for the Company's consolidated financial statements. The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (d) transactions are executed in accordance with management's general or specific authorizations; (e) transactions are recorded as necessary (i) to permit preparation of accurate financial statements in conformity with Canadian and United States generally accepted accounting principles or any other criteria applicable to such statements and (ii) to maintain accountability for assets; (f) access to assets is permitted only in accordance with management's general or specific authorization; and (g) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has been no change in the Company's accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Company's financial statements, except as described in the notes thereto.

    3.11.  TAX MATTERS.

        3.11.1. FILING OF RETURNS. Each of the Company and its Subsidiaries has prepared and timely filed with all appropriate Governmental Entities all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return, other than extensions for which the Company or any of its Subsidiaries has filed a request, which request has resulted in the automatic granting of such extension. No Governmental Entity in any jurisdiction in which any of the Company and its Subsidiaries does not file Tax Returns has ever claimed that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

        3.11.2. PAYMENT OF TAXES. All Taxes payable or owed by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid when due, and all Taxes due on or before the Effective Date will be paid when due. In the case of Taxes accruing on or before the date hereof that are not due on or before date hereof, the Company has made adequate provision in its books and records and financial statements for such payment. There are no security interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

        3.11.3. WITHHOLDING. Each of the Company and its Subsidiaries has withheld from each payment made to any of its present or former employees, officers, directors, stockholders, non-residents and other Persons all amounts required by Law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate Governmental Entity.

        3.11.4. ASSESSMENTS. Neither the Company nor any of its Subsidiaries expects any authority to assess any additional Taxes in excess of tax reserves provided for in the Company's financial statements against the Company or any of its Subsidiaries for any period for which Tax Returns have been filed. No Tax Return of the Company or any of its Subsidiaries has been audited or currently is the subject of audit. No Governmental Authority has raised any dispute or claim concerning any Tax liability of any of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

        3.11.5. ELECTIONS AND CONSENTS. Neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code relating to collapsible corporations, nor has the Company or any of its Subsidiaries agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code). Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Each of the Company and its Subsidiaries has disclosed on its United States income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or Tax sharing agreement. None of the Company and its Subsidiaries has been a member of an affiliated group filing a consolidated United States income Tax Return. Neither the Company nor any of its Subsidiaries has any material liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of any other Applicable Law), as a transferee or successor, by contract, or otherwise.

        3.11.6. ACCESS TO RETURNS. The Company has provided Parent with a copy of or access to all Canadian, United States and other federal, provincial, state, and local income and capital Tax returns filed by the Company and its Subsidiaries after January 1, 1994. The Company has provided Parent with a copy of or access to all assessments, extensions and waivers resulting from any examinations or audits of the Company or any of its Subsidiaries by a Governmental Entity in respect of Taxes, and all such assessments and related penalties and interest have been paid in full unless being contested in good faith by the Company or any of its Subsidiaries and described in
    Section 3.11 of the Company Disclosure Schedule.

    3.12.  EMPLOYEE BENEFIT PLANS.

        3.12.1. LIST OF PLANS. Section 3.12 of the Company Disclosure Schedule sets forth a complete list of all Company Benefit Plans sponsored or maintained by any Company Entity or under which any Company Entity is obligated. The Company has delivered to Parent (a) accurate and complete copies of all Company Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts, (b) accurate and complete detailed summaries of all unwritten Company Benefit Plans, (c) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Company Benefit Plans for which financial statements or actuarial reports are required or have been prepared, and (d) accurate and complete copies of all information returns and annual reports for all Company Benefit Plans (for which information returns or annual reports are required) prepared within the last three years, (e) all material professional opinions relating to the Company Benefit Plans and (f) accurate and complete copies of material correspondence with all regulatory authorities. No material changes have occurred or are expected to occur which would affect the actuarial reports or financial statements delivered to Parent pursuant to this Section 3.12.1. No Company Entity sponsors a defined benefit plan subject to Title IV of ERISA, nor does any Company Entity have a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). No Company Entity has any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the Company Benefit Plans.

        3.12.2. ERISA COMPLIANCE. All Company Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all time been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other Applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Company Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any of the Company Benefit Plans that could subject any Company Entity to any material penalty or tax imposed under ERISA or the Code.

        3.12.3. PLAN DETERMINATIONS. Any Company Benefit Plan that was or is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, no Company Entity has any reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under ERISA or the Code with respect to any Company Benefit Plan.

        3.12.4. CLAIMS. There are no pending or, to the knowledge of any Company Entity, threatened claims by or on behalf of any Company Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Company Benefit Plans, alleging any breach of fiduciary duty on the part of any Company Entity or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of any Company Entity, any basis for such claim. The Company Benefit Plans are not the subject of any pending, or, to the knowledge of any Company Entity, threatened investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

        3.12.5. CONTRIBUTIONS. Each Company Entity has timely made all required contributions under the Company Benefit Plans, including the payment of any premiums payable to the PBGC and other insurance premiums.

        3.12.6. WELFARE PLANS. With respect to any Company Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan") (a) each Welfare Plan for which contributions are claimed by any Company Entity as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (b) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (c) any Company Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of
    Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (d) all Welfare Plans may be amended or terminated at any time on or after the Effective Date. No Company Benefit Plan provides any health, life or other welfare coverage to employees of any Company Entity beyond termination of their employment with the Company or any of its Subsidiaries by reason or retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the Laws of any state, province, territory or locality.

        3.12.7. CANADIAN BENEFIT PLANS. All of the Company Benefit Plans in which Canadian employees of the Company Entities participate or are eligible to participate (the "Canadian Plans") are and have been established, registered, qualified, invested and administered in all respects in accordance with all laws, regulations, orders or other legislative, administrative or judicial promulgations applicable to the Canadian Plans. No fact or circumstance exists that could adversely affect the tax-exempt status of a Canadian Plan. All obligations regarding the Canadian Plans have been satisfied and there are no actions, outstanding defaults or violations by any party to any Canadian Plan that could subject any Company Entity (including any Canadian Plan or fund held in connection therewith) to any material penalty or Tax, and no Tax, penalty or fee is owing or exigible under or in respect of any Canadian Plan. A Company Entity may unilaterally amend, modify, vary revoke or terminate, in whole or in part, any Canadian Plan maintained by it and take contribution holidays under or withdraw surplus from such Canadian Plans, subject only to approvals required by Applicable Laws. Subject to Applicable Laws, a Company Entity may amend, revise or merge any Canadian Plan or transfer or merge the assets or liabilities of any Canadian Plan with any other arrangement, plan or fund. No Canadian Plan, nor any related trust or other funding medium thereunder, is subject to any pending investigation, examination or other proceeding, action or claim initiated by any Governmental Entity, or by any other party (other than routine claims for benefits), and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration of any Canadian Plan required to be registered. All contributions or premiums required to be made by a Company Entity under the terms of a Canadian Plan or by Applicable Laws have been made in a timely fashion in accordance with Applicable Laws and the terms of the Canadian Plan, and no Company Entity has, and as of the Effective Time will not have, any liability (other than liabilities accruing after the Effective Time) with respect to any of the Canadian Plans. Contributions or premiums will be paid by the applicable Company Entity on an accrual basis for the period up to the Effective Time even though not otherwise required to be made until a later date. No amendments have been made to any Canadian Plan and no improvements to any Canadian Plan have been promised and no amendments or improvements to any Canadian Plan will be made or promised by a Company Entity before the Effective Time. There have been no improper withdrawals, applications or transfers of assets from any Canadian Plan or the trusts or other funding media relating thereto, and no Company Entity or any agent of a Company Entity has been in breach of any fiduciary obligation with respect to the administration of the Canadian Plans or the trusts or other funding media relating thereto. Each Canadian Plan is fully funded or fully insured on both an ongoing and solvency basis. No Canadian Plan enjoys any special tax status under Applicable Laws, nor have any advance tax rulings or interpretations been sought or received in respect of the Canadian Plans. All employee data necessary to administer each Canadian Plan has been provided to the Parent and is true and correct. No insurance policy or other contract or agreement affecting any Canadian Plan requires or permits a retroactive increase in premiums or payments due thereunder. The level of insurance reserves under each insured Canadian Plan is reasonable and sufficient to provide for all incurred claims. No Canadian Plan provides benefits to retired employees or to the beneficiaries or dependents of retired employees. No Canadian Plan is a plan or arrangement to which more than one employer that is not a Company Entity is required or permitted to contribute and no Canadian Plan is a multi-employer plan.

    3.13. EMPLOYMENT-RELATED MATTERS. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company or any of its Subsidiaries, nor are any of such contracts or agreements pending or contemplated. There is no labor strike, dispute, slowdown, work stoppage or lockout that is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or otherwise affecting the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has experienced the same since January 1, 1992. Except as set forth in Section 3.13 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement or separation program at any time from or after January 1, 1992, nor has the Company or any of its Subsidiaries planned or announced any such action or program for the future with respect to which the Company or any of its Subsidiaries may have any liability. All salaries, wages, vacation pay, bonuses, commissions and other compensation payable by the Company or any of its Subsidiaries to the employees of the Company or any of its Subsidiaries before the date hereof have been paid in all material respects as of the date hereof. No Person has asserted any claim, or, to the knowledge of the Company or any of its Subsidiaries, has any reasonable basis to assert any valid claim, against the Company or any of its Subsidiaries that either the continued employment by, or association with, the Company or any of its Subsidiaries of any of the present officers or employees of, or consultants to, the Company or any of its Subsidiaries contravenes any agreements or Laws applicable to unfair competition, trade secrets or proprietary information.

    3.14.  ENVIRONMENTAL.

        3.14.1. ENVIRONMENTAL LAWS. The Company and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws. Neither the Company nor any of its Subsidiaries has received any communication that alleged that the Company or any of its Subsidiaries was or is not in compliance in all respects with or has any liability under any applicable Environmental Law. To the knowledge of the Company or any of its Subsidiaries, there are no circumstances that may prevent or interfere with compliance in the future with all applicable Environmental Laws. All Permits currently held by the Company or any of its Subsidiaries pursuant to Environmental Laws are in full force and effect. The Company and its Subsidiaries are in compliance in all material respects with all of the terms of such Permits, and, to the knowledge of the Company or any of its Subsidiaries, no other Permits are required by the Company or any of its Subsidiaries for the conduct of its or their business. The management, handling, storage, transportation, treatment, and disposal by the Company and its Subsidiaries of all Materials of Environmental Concern have been in compliance in all material respects with all applicable Environmental Laws.

        3.14.2. ENVIRONMENTAL CLAIMS. There is no Environmental Claim pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or involving the Company or any of its Subsidiaries or against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

        3.14.3. NO BASIS FOR CLAIMS. To the knowledge of the Company or any of its Subsidiaries, there are no past or present actions or activities by the Company or any of its Subsidiaries, or any circumstances, conditions, events or incidents, including the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Material of Environmental Concern, that could reasonably form the basis of any Environmental Claim against the Company or any of its Subsidiaries or against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

    3.15.  ASSETS OTHER THAN REAL PROPERTY.

        3.15.1. TITLE. The Company and its Subsidiaries have good and marketable title to all of the tangible assets shown on the Company Balance Sheet, in each case, free and clear of any Encumbrances, except for (a) assets disposed of since the date of the Company Balance Sheet in the ordinary course of business and in a manner consistent with past practices and not material in amount, (b) liabilities, obligations and Encumbrances reflected in the Company Balance Sheet or otherwise in the most recent consolidated financial statements filed by the Company with the Commissions,
    (c) Permitted Encumbrances, and (d) liabilities, obligations and Encumbrances set forth in Section 3.15 of the Company Disclosure Schedule, none of which, individually or in the aggregate, would result in a Company Material Adverse Effect.

        3.15.2. INVENTORY. The inventory of the Company and its Subsidiaries contains no material amount of slow-moving or obsolete items that have not been reserved for. The values at which such inventories are carried on the books of the Company and its Subsidiaries reflect the normal inventory valuation policies of the Company.

        3.15.3. CONDITION. Except as set forth in Section 3.15.3 of the Company Disclosure Schedule, all receivables shown on the Company Balance Sheet and all receivables accrued by the Company and its Subsidiaries since the date of the Company Balance Sheet have been collected or are collectible in the aggregate amount shown. All material plant, equipment and personal property owned by the Company and its Subsidiaries and regularly used in its or their business are in good operating condition and repair, ordinary wear and tear excepted.

    3.16.  REAL PROPERTY.

        3.16.1. COMPANY REAL PROPERTY. The Company does not own any real property.

        3.16.2. COMPANY LEASES. Section 3.16.2 of the Company Disclosure Schedule lists all of the Company Leases. The Company has delivered to Parent complete copies of the Company Leases and all material amendments thereto (which are identified in Section 3.16.2 of the Company Disclosure Schedule). The Company Leases grant to the Company or to one of its Subsidiaries leasehold estates free and clear of all Encumbrances, except Permitted Encumbrances. The Company Leases are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company or any of its Subsidiaries, any other party to a Company Lease, is in material Violation of any Company Lease, nor are there any facts or circumstances that would reasonably indicate that the Company or any of its Subsidiaries is likely to be in material Violation of any Company Lease. Section 3.16.2 of the Company Disclosure Schedule correctly identifies each Company Lease that requires the consent of any Person in connection with the transactions contemplated hereby. No material construction, alteration or other leasehold improvement work with respect to the real property covered by any of the Company Leases remains to be paid for or to be performed by the Company or any of its Subsidiaries.

        3.16.3. CONDITION. All buildings, structures and fixtures, or parts thereof, used by the Company or any of its Subsidiaries in the conduct of its or their business are in good operating condition and repair, ordinary wear and tear excepted, and are insured with all coverages that are usual and customary for similar properties and similar businesses and that are required, pursuant to the terms of the Company Leases, to be insured by third parties.

    3.17.  INTELLECTUAL PROPERTY.

        3.17.1.  RIGHT TO INTELLECTUAL PROPERTY.  Except as set forth in Section
    3.17.1 of the Company Disclosure Schedule, the Company and its Subsidiaries own, or have perpetual, fully paid, worldwide rights to use, all patents, industrial designs, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, inventions, know-how, trade secrets, algorithms, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of the Company and its Subsidiaries as currently conducted by the Company and its Subsidiaries (the "Company Proprietary Rights"), free and clear of any and all Encumbrances. To the knowledge of the Company or any of its Subsidiaries, there is no reason why the Company and its Subsidiaries will not be able to continue to own or have perpetual, fully paid, worldwide rights to use all Company Proprietary Rights necessary for the lawful conduct of its or their business as currently conducted and as currently proposed to be conducted, without any infringement or conflict with the rights of others. Except as set forth in Section 3.17.1 of the Company Disclosure Schedule, all of the rights of the Company and its Subsidiaries in and to the Company Proprietary Rights are freely assignable in the name of the Company or one of its Subsidiaries, including the right to create derivatives, and the Company and its Subsidiaries are under no obligation to obtain any approval or consent for use of any of the Company Proprietary Rights.

        3.17.2. LIST OF COMPANY PROPRIETARY RIGHTS. Section 3.17.2 of the Company Disclosure Schedule sets forth a complete list of all patents, industrial designs, trademarks, trade names, service marks, registered copyrights, and any applications therefor and registrations thereof, and computer software programs or applications (excluding Commercial Software) included in the Company Proprietary Rights, specifying, where applicable, the jurisdictions in which each such Company Proprietary Right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers and the names of all registered owners and inventors, as applicable. None of the products of the Company and its Subsidiaries that the Company and its Subsidiaries currently market or support has been registered for patent protection with the United States Commissioner of Patents or any foreign offices or for copyright protection with the United States Register of Copyrights or any foreign offices, nor has the Company or any of its Subsidiaries been requested to make any such registration.

        3.17.3. ROYALTIES. Except as set forth in Section 3.17.3 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is obligated to pay any royalties or other compensation to any Person in respect of its ownership, use or license of any of the Company Proprietary Rights.

        3.17.4. LICENSES. Section 3.17.4 of the Company Disclosure Schedule sets forth a complete list of all material licenses, sublicenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any Company Proprietary Right (excluding End-User Licenses). The Company Proprietary Rights include all trademarks, trade names, service marks, trade secrets and software and all patent rights and industrial design rights that are necessary for the Company and its Subsidiaries to satisfy and perform such licenses, sublicenses and agreements. None of the Company, any of its Subsidiaries and the other contracting parties is in violation of any license, sublicense or agreement included in such list, except for violations that do not materially impair the rights of the Company or any of its Subsidiaries under such license, sublicense or agreement. Such licenses, sublicenses and agreements are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. The execution and delivery by the Company of this Agreement, the Plan of Arrangement and the other agreements contemplated hereby, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby will not cause the Company or any of its

    Subsidiaries to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

        3.17.5. STATUS OF REGISTRATIONS. All of the Company Proprietary Rights set forth in Section 3.17.2 of the Company Disclosure Schedule as having been issued by, registered with or filed with the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices of other countries listed in Section 3.17.2 of the Company Disclosure Schedule have been duly so issued, registered or filed, as the case may be, and have been properly maintained and renewed in accordance with all Applicable Laws in the United States and each such other country. The Company and its Subsidiaries have diligently protected their rights in the Company Proprietary Rights in such countries and have diligently maintained the confidentiality of their trade secrets, know-how and other confidential Company Proprietary Rights, and, to the knowledge of the Company or any of its Subsidiaries, there have been no acts or omissions by the Company or any of its Subsidiaries, the result of which has been or would be to compromise the rights of the Company or any of its Subsidiaries to apply for or enforce appropriate legal protection of such Company Proprietary Rights. Without limiting the generality of the foregoing, the products, packaging and documentation of the Company and its Subsidiaries contain copyright notices sufficient to maintain copyright protection on the copyrighted portions of the Company Proprietary Rights.

        3.17.6. NO CONFLICT. Except as set forth in Section 3.17.6 of the Company Disclosure Schedule, no claims with respect to the Company Proprietary Rights are pending, have been asserted or, to the knowledge of the Company or any of its Subsidiaries, are threatened by any Person nor, to the knowledge of the Company or any of its Subsidiaries, are there any valid grounds for any BONA FIDE claims (a) to the effect that the development, sale, licensing or use of any of the products of the Company and its Subsidiaries as now developed, sold, licensed or used or proposed for development, sale, licensing or use by the Company and its Subsidiaries infringes on any patent, industrial design, trademark, trade name, service mark, copyright, trade secret or other proprietary right of any Person, (b) against the use by the Company or any of its Subsidiaries of any patents, industrial designs, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, algorithms, computer software programs or applications, and tangible or intangible proprietary information or material used in the business of the Company and its Subsidiaries as currently conducted or as proposed to be conducted by the Company and its Subsidiaries, or (c) challenging the ownership by the Company or any of its Subsidiaries of, the validity of any registration for, any application relating to, or the effectiveness any of the Company Proprietary Rights. To the knowledge of the Company or any of its Subsidiaries, there is no unauthorized use, infringement or misappropriation of any of the Company Proprietary Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries. No Company Proprietary Right or product of the Company or any of its Subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by the Company or any of its Subsidiaries.

        3.17.7. EMPLOYEE AGREEMENTS. Each present and former employee, officer and consultant of the Company and its Subsidiaries has executed and delivered a confidentiality agreement in substantially the form attached hereto as Section 3.17.7 of the Company Disclosure Schedule. The confidentiality agreements executed and delivered by such employees, officers and consultants and Applicable Laws provide the Company and its Subsidiaries with title and ownership to the Company Proprietary Rights developed by such employees, officers and consultants, including the waiver of their moral rights in favor of the Company or its Subsidiaries and their respective successors and assigns, and obligate such employees, officers and consultants to maintain the confidentiality of the Company Proprietary Rights and the other confidential information of the Company and its Subsidiaries. To the knowledge of the Company or any of its Subsidiaries, no employee, officer or consultant of the Company or any of its Subsidiaries is in violation of any term of any employment or consulting contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee, officer or consultant with the Company, any of its Subsidiaries or any previous employer.

        3.17.8.  YEAR 2000 READINESS.  Section 3.17.8 of the Company Disclosure
    Schedule identifies each "year 2000" audit, report or investigation that has been performed by or on behalf of the Company or any of its Subsidiaries with respect to its business and operations, and the Company has provided to Parent true and correct copies of all such audits, reports or investigations. Except as set forth in such audits, reports and investigations or in Section 3.17.8 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is aware of any failure to be Year 2000 Compliant of (a) any software products sold or licensed by the Company or any of its Subsidiaries or (b) any computer software or hardware products used by or licensed to the Company or its Subsidiaries from third parties for internal use by the Company or its Subsidiaries. For purposes of this Agreement, "Year 2000 Compliant" means, with respect to each product referred to in the prior sentence, that such product (c) will accurately receive, record, store, provide, recognize and process all date and time data from, during, into and between the twentieth and twenty-first centuries; (d) will accurately perform all date-dependent calculations and operations (including mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty-first centuries; and (e) will not malfunction, cease to function or provide invalid or incorrect results as a result of (i) the change of century, (ii) date data, including date data which represents or references different centuries or more than one century or (iii) the occurrence of any particular date; in each case without human intervention, other than original data entry; PROVIDED, in each case, that all applications, hardware and other systems used in conjunction with such system which are not owned or licensed by the Company or any of its Subsidiaries correctly exchange date data with or provide data to such system. Except as set forth in Section 3.17.8 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has provided any guarantee or warranty for any product sold or licensed, or services provided, by the Company or any of its Subsidiaries to the effect that such product or service (f) complies with or accounts for the fact of the arrival of the year 2000 or (g) will not be adversely affected with respect to functional interoperability, performance or volume capacity (including the processing and reporting of data) by virtue of the arrival of the year 2000.

    3.18.  AGREEMENTS, CONTRACTS AND COMMITMENTS.

        3.18.1. COMPANY AGREEMENTS. Except as set forth in Section 3.18 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or has:

       (a) any pension, profit sharing, retirement, deferred compensation, welfare, legal services, medical, dental or other employee benefit or health insurance plans, life insurance or other death benefit plans, disability, stock option, stock purchase, stock compensation, bonus, vacation pay, severance pay or other similar plans, programs or agreements, or material personnel policy;

       (b) any employment agreement with any present employee, officer, director or consultant (or former employees, officers, directors or consultants to the extent there remain at the date hereof obligations to be performed by the Company or any of its Subsidiaries);

       (c) any agreement for personal services or employment with a term of service or employment specified in the agreement or any agreement for personal services or employment in which the Company or any of its Subsidiaries has agreed to make, upon the termination of such agreement, any payments greater than those that would otherwise be imposed by law;

       (d) any agreement of guarantee or indemnification;

       (e) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of the Company or any of its Subsidiaries (i) to compete with any Person in any geographic area,
           (ii) to engage in any line of business, or (iii) to hire or solicit any individual for employment or consulting services;

       (f) any lease, other than the Company Leases, under which the Company or any of its Subsidiaries is a lessee or lessor that involves payments of $25,000 or more per annum or is material to the conduct of the business of the Company or any of its Subsidiaries;

       (g) any joint venture or profit-sharing agreement;

       (h) except for trade indebtedness incurred in the ordinary course of business and reflected on the Company Balance Sheet, any loan or credit agreements providing for the extension of credit to the Company or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, lease, guarantee, or otherwise that individually is in the amount of $25,000 or more;

       (i) any license or royalty agreement (other than (A) those disclosed in Section 3.17 of the Company Disclosure Schedule, (B) with respect to Commercial Software or (C) Company End-User Licenses);

       (j) any distribution, VAR or OEM agreement (identifying any that contain exclusivity provisions);

       (k) any agreement or arrangement with any third party to develop any intellectual property or other asset expected to be used or currently used or useful in the business of the Company or any of its Subsidiaries;

       (l) any agreement or arrangement for the Company or any of its Subsidiaries to develop any intellectual property or other asset for any third party;

       (m) any agreement or arrangement providing for the payment of any commission based on sales other than in the ordinary course of business and consistent with past practice;

       (n) any agreement for the sale or license by or to the Company or any of its Subsidiaries of materials, products, services or supplies that involves future payments to the Company or any of its Subsidiaries of more than $25,000;

       (o) any agreement for the purchase by the Company or any of its Subsidiaries of any materials, equipment, services, or supplies, that either (i) involves a binding commitment by the Company or such Subsidiary to make future payments in excess of $25,000 and cannot be terminated by the Company or such Subsidiary without penalty upon less than three months' notice or (ii) was not entered into in the ordinary course of business;

       (p) any agreement or commitment for the acquisition, construction or sale of fixed assets owned or to be owned by the Company or any of its Subsidiaries that involves future payments by it of more than $25,000;

       (q) any agreement or commitment to which present or former directors or officers (or their Affiliates or members of their immediate families) or Affiliates (or directors or officers of an Affiliate) are also parties;

       (r) any agreement not described above (ignoring, solely for this purpose, any dollar amount thresholds in those descriptions) involving the payment or receipt by the Company or any of its Subsidiaries of more than $100,000, other than the Company Leases; or

       (s) any agreement not described above that was not made in the ordinary course of business and that is material to the financial condition, business, operations, assets, results of operations or prospects of the Company or any of its Subsidiaries.

        3.18.2. VALIDITY, VIOLATION AND CONSENT. The contracts, leases, instruments, licenses and other agreements or documents listed in the Company Disclosure Schedule (the "Company Documents"), including those listed in Section 3.18 of the Company Disclosure Schedule, are valid and in full force and effect. Neither the Company nor any of its Subsidiaries is in Violation of any term, condition or provision of any Company Document or any other credit agreement, indenture, bond, debenture, note, mortgage, lease, instrument or other agreement, permit, concession, grant, franchise, or license to which the Company or any of its Subsidiaries is a party or by which it, any of its Subsidiaries or any of its or their material assets or properties is bound or which is applicable to it, any of its Subsidiaries or any of its or their material assets or properties, except for such Violations which, individually or in the aggregate, would not result in a Company Material Adverse Effect. Section 3.18.2 of the Company Disclosure
    Schedule identifies each Company Document that requires the consent of a third party in connection with the transactions contemplated hereby.

    3.19. INSURANCE CONTRACTS. Section 3.19 of the Company Disclosure Schedule lists all material contracts of insurance and indemnity (other than those identified as such in other sections of the Company Disclosure Schedule) in force at the date hereof with respect to the Company or any of its Subsidiaries. Such contracts of insurance and indemnity and those identified as such in other sections of the Company Disclosure Schedule (collectively, the "Company Insurance Contracts") insure against such risks, and are in such amounts, as are reasonable and appropriate considering the Company and its Subsidiaries and their property, business and operations. Except as set forth in Section 3.19 of the Company Disclosure Schedule, all of the Company Insurance Contracts are in full force and effect, with no default thereunder by the Company or any of its Subsidiaries which could permit the insurer to deny payment of claims thereunder. The execution and delivery by the Company of this Agreement and the other agreements contemplated hereby, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the Plan of Arrangement and the other transactions contemplated hereby and thereby will not cause the Company or any of its Subsidiaries to be in Violation of any Company Insurance Contracts, nor entitle any other party thereto to terminate or modify a Company Insurance Contract. Neither the Company nor any of its Subsidiaries has received notice from any of their insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage provided under the Company Insurance Contracts will not be available in the future on substantially the same terms as now in effect. Neither the Company nor any of its Subsidiaries has received or given a notice of cancellation with respect to any of the Company Insurance Contracts.

    3.20. BANKING RELATIONSHIPS. Section 3.20 of the Company Disclosure Schedule sets forth the names and locations of all banks and trust companies in which the Company or any of its Subsidiaries has accounts, lines of credit or safety deposit boxes.

    3.21. SUPPLIERS, DISTRIBUTORS AND CUSTOMERS. The relationships of the Company and its Subsidiaries with their suppliers, distributors and customers are satisfactory commercial working relationships. Except as set forth in
Section 3.21 of the Company Disclosure Schedule, since the date of the Company Balance Sheet, no material supplier, distributor or customer of the Company or any of its Subsidiaries has canceled or otherwise adversely modified its relationship with the Company or any of its Subsidiaries and, to the knowledge of the Company or any of its Subsidiaries, no supplier, distributor or customer of the Company or any of its Subsidiaries has any intention to do so, and, to the knowledge of the Company or any of its Subsidiaries, none of the execution and delivery by the Company of this Agreement and the other agreements contemplated hereby, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the Plan of Arrangement and the other transactions contemplated hereby and thereby will materially adversely affect any such relationship.

    3.22. PRODUCT WARRANTY. Each product sold, leased, licensed or delivered by the Company or any of its Subsidiaries has been in material conformity with all applicable contractual commitments and all express and implied warranties, and neither the Company nor any of its Subsidiaries has any Liability, individually or in the aggregate (and, to the knowledge of the Company or any of its Subsidiaries, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any Liability, individually or in the aggregate, that could reasonably be expected to result in a Company Material Adverse Effect) for replacement or repair thereof or other damages in connection therewith that could result in a Company Material Adverse Effect. Section 3.22 of the Company Disclosure Schedule includes copies of the standard terms and conditions of license and sale for the Company and its Subsidiaries (containing applicable warranty and indemnity provisions). No product sold, leased, licensed or delivered by the Company or any of its Subsidiaries is subject to any guaranty, warranty, or other indemnity that is materially different than the applicable standard terms and conditions of license and sale and such other indemnities and warranties disclosed in
Section 3.22 of the Company Disclosure Schedule.

    3.23. INVESTMENT CANADA. The Company and its Subsidiaries do not carry on a business of the publication, distribution or sale of books, magazines or periodicals in print or machine readable form. The Company and its Subsidiaries produce and distribute the books and manuals listed in Section 3.23 of the Company Disclosure Schedule in connection with or relating to their software and other products.

    3.24. ACQUIRED BUSINESS. Upon consummation of the Plan of Arrangement, Subco will, through the Plan of Arrangement, acquire the entire business of the Company and its Subsidiaries as heretofore conducted and as proposed to be conducted, and Parent will then own and have the right to use all tangible and intangible assets and properties heretofore used or necessary for the normal continued conduct of the business of the Company and its Subsidiaries as now conducted and as proposed to be conducted.

    3.25. DIRECTOR APPROVAL. The Board of Directors of the Company has (a) determined unanimously that the Arrangement is fair to the holders of Company Common Shares and is in the best interests of the Company, (b) determined to recommend that the holders of Company Common Shares vote in favor of the Arrangement and (c) advised the Company that the members of the Board of Directors will vote the Company Common Shares held by them in favor of the Arrangement and will so represent in the Information Circular.

    3.26. VOTE REQUIRED. Except as may be provided in the Interim Order, at the Company Shareholder Meeting at which a quorum is present, the affirmative vote of two-thirds of the votes actually cast by all Company shareholders present is required to approve this Agreement, the Arrangement and the consummation of the transactions contemplated hereby and thereby. For these purposes, each Company Common Share carries one vote.

    3.27. NO BROKER'S OR FINDER'S FEES. Except for SG Cowen & Co. and Griffiths McBurney & Partners, none of the Company, any of its Subsidiaries and its and their directors, officers, employees and agents has employed any broker, finder, financial advisor or intermediary or has paid or incurred any liability for any fee or commission to any broker, finder, financial advisor or intermediary in connection with this Agreement, the Arrangement or any other transaction contemplated hereby. Section 3.27 of the Company Disclosure Schedule sets forth a complete and correct copy of any engagement letter or other agreement or arrangement between SG Cowen & Co. or Griffiths McBurney & Partners, on the one hand, and the Company or any of its Subsidiaries and its and their directors, officers, employees and agents, on the other hand.

    3.28. POOLING MATTERS. Neither the Company nor any of its Affiliates has knowingly taken or agreed to take any action that, without giving effect to any action taken or agreed to be taken by Parent or any of its Affiliates, would prevent Parent from accounting for the business combination to be effected by the Arrangement as a pooling of interests. The Company's Board of Directors has received a letter from Ernst & Young LLP to the effect that, based on its evaluation of the information provided by the Company with respect to the business combination to be effected by the Arrangement, Ernst & Young LLP expects to be able to deliver on the Effective Date a written report (the "Company Pooling Opinion") generally to the effect that Ernst & Young LLP concurs with management's conclusions that no condition exists that would preclude the Company from being a party to a business combination for which the pooling of interests method of accounting would be available.

    3.29. FAIRNESS OPINION. The Company's Board of Directors has received the written opinion of Griffiths McBurney & Partners (the "Company Fairness Opinion") to the effect that the Exchange Ratio is fair from a financial point of view to the securityholders of the Company. The Company has delivered a copy of the Company Fairness Opinion to Parent.

    3.30. FULL DISCLOSURE. This Agreement, read together with the Company Disclosure Schedule, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not false or misleading. To the knowledge of the Company or any of its Subsidiaries, there is no fact existing on the date hereof that the Company has not disclosed to Parent in writing that could result in a Company Material Adverse Effect.

                                   ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBCO

    Parent and Subco, jointly and severally, represent and warrant to the Company that the statements in this Article 4 are true and correct, except as set forth in the disclosure schedule delivered by Parent to the Company on the date hereof (the "Parent Disclosure Schedule"). The Parent Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs in this Article 4. The disclosure in any section or paragraph of the Parent Disclosure Schedule shall qualify other sections and paragraphs in this Article 4 only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections or paragraphs.

    4.1. CORPORATE STATUS OF PARENT AND SUBCO. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Massachusetts, with the requisite corporate power to carry on its business as currently being conducted and to own, lease and operate the properties currently owned, leased and operated by it. Subco is a corporation duly organized, validly existing and in good standing under the Laws of the Province of Ontario, with the requisite corporate power to carry on its business as currently being conducted and to own, lease and operate the properties currently owned, leased and operated by it. Each of Parent and Subco is duly qualified or licensed to do business and is in good standing as an extra-provincial or foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes qualification or licensing necessary, except in jurisdictions in which the failure to be so qualified or licensed would not result in a Parent Material Adverse Effect.

    4.2. ARTICLES AND BY-LAWS. Parent has delivered or made available to the Company true and complete copies of the Articles and by-laws of Parent and Subco, including all amendments thereto, as in effect on the date hereof.

    4.3.  AUTHORITY FOR AGREEMENT; NONCONTRAVENTION.

        4.3.1. AUTHORITY. Each of Parent and Subco has all requisite corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to be signed by Parent or Subco and, subject to approval of the Court as provided in this Agreement, to consummate the Arrangement and the transactions contemplated by this Agreement and the other agreements contemplated hereby. The execution and delivery by Parent and Subco of this Agreement and such other agreements and the consummation by Parent and Subco of the Plan of Arrangement and the other transactions contemplated hereby and thereby have been duly and validly authorized by the Boards of Directors of Parent and Subco. No other corporate proceedings on the part of Parent or Subco are necessary to authorize the execution and delivery by Parent and Subco of this Agreement and such other agreements and the consummation by Parent and Subco of the Plan of Arrangement and the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Parent and Subco and constitutes valid and binding obligations of Parent and Subco, enforceable against Parent and Subco in accordance with its terms, subject to the qualifications that (a) enforcement of the rights and remedies created hereby are subject to Bankruptcy Laws and (b) the consummation of the Arrangement is subject to the approval of the Court as provided in this Agreement. On or before the Effective Date, the other agreements contemplated hereby to be executed and delivered by Parent and Subco on or before the Effective Date will have been executed and delivered by Parent and Subco and, upon such execution and delivery, will constitute valid and binding obligations of Parent and Subco, enforceable against Parent and Subco in accordance with their respective terms, subject to the qualifications that (a) enforcement of the rights and remedies created thereby will be subject to Bankruptcy Laws and (b) the consummation of the Arrangement is subject to the approval of the Court as provided in this Agreement.

        4.3.2. NO CONFLICT. None of the execution and delivery by Parent and Subco of this Agreement and the other agreements contemplated hereby, the performance by Parent and Subco of their respective obligations hereunder and thereunder, and the consummation by Parent and Subco of the Plan of Arrangement and the other transactions contemplated hereby and thereby will cause a Violation of any term, condition or provision of the Articles of Organization or By-Laws of Parent or the Articles and By-Laws of Subco, or any credit agreement, indenture, bond, debenture, note, mortgage, lease, instrument or other agreement, permit, concession, grant, franchise, license, judgment, order or decree to which Parent or Subco is a party or by which either of them or any of their material assets or properties is bound or which is applicable to either of them or any of their material assets or properties, or, to the knowledge of Parent or Subco, any Applicable Law, other than such Violations which, individually or in the aggregate, would not result in a Parent Material Adverse Effect.

    4.4. GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration or filing with, or declaration or notice to, any Governmental Entity is required to be obtained by Parent or Subco in connection with the execution and delivery by Parent and Subco of this Agreement or the other agreements contemplated hereby, the performance by Parent and Subco of their obligations hereunder and thereunder, or the consummation by Parent and Subco of the Plan of Arrangement and the other transactions contemplated hereby or thereby, except (a) the filing with the Commissions and the Court of the Information Circular relating to the Company Shareholder Meeting, (b) the filing with the SEC of such registration statements, reports and information under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (iii) approval by the Court of the Arrangement and the filing of the Articles of Arrangement and other arrangement or other documents as required by the CBCA; (iv) such filings, authorizations, orders and approvals as may be required under state or provincial "control share acquisition," "anti-takeover" or other similar statutes, and any other approvals required under applicable federal, provincial or state securities Laws and the rules of Nasdaq or the TSE (including those referred to in Section 2.9.3); (v) such filings and notices as may be necessary under the HSR Act; (vi) such filings and notices as may be necessary under the Investment Canada Act and under the Competition Act (Canada); and (vii) where the failure to obtain or make such consents, approvals, orders, authorizations, registrations, filings, declarations or notices would not prevent or delay the consummation of the Arrangement or the other transactions contemplated hereby or otherwise prevent Parent or Subco from performing their respective obligations under this Agreement, the Plan of Arrangement or the other agreements contemplated hereby and would not reasonably be expected to result in a Parent Material Adverse Effect.

    4.5.  CAPITALIZATION.

        4.5.1. AUTHORIZED CAPITAL STOCK OF PARENT. On the date hereof, the authorized capital stock of Parent consists of 50,000,000 shares of common stock, par value $.01 per share ("Parent Common Stock"), and 400,000 shares of Preferred Stock, par value $.01 per share ("Parent Preferred Stock"). As of November 23, 1998, there were 19,875,246 shares of Parent Common Stock issued and outstanding and no shares held by Parent in its treasury. As of that date, there were no shares of Parent Preferred Stock issued and outstanding or held by Parent in its treasury. All of the issued shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued shares of Parent Common Stock were issued in violation of the terms of any agreement or other understanding binding upon Parent, and all of the issued shares of Parent Common Stock were issued in compliance with all applicable charter documents of Parent and all Applicable securities Laws. There are, and have been, no preemptive rights with respect to the issuance of the shares of Parent Common Stock or any other capital stock of Parent. Each share of Parent Common Stock to be issued pursuant to the Arrangement will, upon the surrender for exchange of an Exchangeable Share pursuant to the terms of the Arrangement, be validly issued, fully paid and nonassessable.

        4.5.2. OPTIONS AND CONVERTIBLE SECURITIES OF PARENT. Section 4.5.2 of the Parent Disclosure Schedule sets forth a complete list of (a) each stock option plan, stock purchase plan and each other plan, arrangement or agreement under which Parent has reserved shares of capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of capital stock, to any employee, director, consultant, service provider or other Person and (b) the number of shares, securities or obligations reserved for issuance under such plan, arrangement or agreement. Except as set forth in Section 4.5.2 of the Parent Disclosure Schedule, there are no outstanding subscriptions, options, warrants or conversion rights or other rights, securities, agreements, calls or commitments (contingent or otherwise) that obligate Parent to issue, sell, deliver or otherwise dispose of shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock. None of the execution and delivery by Parent of this Agreement, the Plan of Arrangement and the other agreements contemplated hereby, the performance by Parent of its obligations hereunder and thereunder, and the consummation by Parent of the transactions contemplated hereby and thereby, and any other event that occurred on or prior to the date hereof, will accelerate the vesting under any item set forth in Section
    4.5.2 of the Parent Disclosure Schedule. There are no voting trusts or other agreements or understandings to which Parent or, to the knowledge of Parent, any securityholder of Parent is a party with respect to the voting of the shares of Parent Common Stock. Parent is not a party to or bound by any outstanding restrictions, puts, options or other obligations, agreements or commitments to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock or other equity securities of Parent.

        4.5.3. AUTHORIZED SHARE CAPITAL OF SUBCO. On the date hereof, the authorized share capital of Subco consists of an unlimited number of common shares of Subco ("Subco Common Shares"). As of November 24, 1998, there was one Subco Common Share issued and outstanding. All of the issued Subco Common Shares have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued Subco Common Shares were issued in violation of the terms of any agreement or other understanding binding upon Subco, and all of the issued Subco Common Shares were issued in compliance with all applicable charter documents of Subco and all Applicable securities Laws. There are, and have been, no preemptive rights with respect to the issuance of Subco Common Shares or any other capital stock of Subco. Parent is the record and beneficial owner of all of the issued and outstanding Subco Common Shares.

        4.5.4. OPTIONS AND CONVERTIBLE SECURITIES OF SUBCO. Subco has no stock option plan, stock purchase plan or any other plan, arrangement or agreement under which Subco has reserved shares of capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of capital stock, to any employee, director, consultant, service provider or other Person. There are no outstanding subscriptions, options, warrants or conversion rights or other rights, securities, agreements, calls or commitments (contingent or otherwise) that obligate Subco to issue, sell, deliver or otherwise dispose of shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock. There are no voting trusts or other agreements or understandings to which Subco or Parent is a party with respect to the voting of the Subco Common Shares. Subco is not a party to or bound by any outstanding restrictions, puts, options or other obligations, agreements or commitments to repurchase, redeem or otherwise acquire any outstanding Subco Common Shares or other equity securities of Subco.

    4.6. SECURITIES REPORTS; FINANCIAL STATEMENTS. Parent has timely filed all forms, reports and documents with the SEC required to be filed by it pursuant to Applicable Laws (collectively, the "Parent Securities Reports"). Parent has delivered or made available to the Company true and complete copies of (a) its Annual Reports on Form 10-K for the fiscal years ended September 30, 1995, 1996 and 1997, (b) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since October 13, 1994, (c) all other Forms 10-K and 10-Q filed by it with the SEC since October 13, 1994, and (d) all amendments and supplements to all such forms, reports and documents filed by Parent with the SEC. As of their respective dates, the Parent Securities Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of Parent included in the Parent Securities Reports complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as otherwise stated in the financial statements), and present fairly the consolidated financial position, results of operations, stockholders' equity, liabilities (contingent or otherwise) and cash flows, as the case may be, of Parent and its consolidated Subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim consolidated financial statements, to (i) the absence of certain notes thereto and (ii) normal year-end audit adjustments.

    4.7.  ABSENCE OF MATERIAL ADVERSE CHANGES AND UNDISCLOSED LIABILITIES.

        4.7.1. CHANGES. Since the date of the most recent consolidated balance sheet filed by Parent with the SEC (the "Parent Balance Sheet"), Parent has not experienced a Parent Material Adverse Effect.

        4.7.2. LIABILITIES. Neither Parent nor any of its Subsidiaries has any Liabilities that are not fully reflected or provided for on, or disclosed in the notes to, the Parent Balance Sheet, nor has any knowledge of any potential material Liabilities, except Liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of its business and consistent with past practice, none of which Liabilities, individually or in the aggregate, has resulted in a Parent Material Adverse Effect.

    4.8. LITIGATION AND AUDITS. There is no investigation or inquiry by any Governmental Entity with respect to Parent or Subco pending or, to the knowledge of Parent or Subco, threatened, nor has any Governmental Entity indicated to Parent or Subco an intention to conduct the same. There is no claim, action, suit, arbitration or proceeding pending or, to the knowledge of Parent or Subco, threatened against or involving Parent or Subco, or any of their assets or properties, at law or in equity, or before any arbitrator or Governmental Entity, which, if determined adversely to Parent or Subco, could result in a Parent Material Adverse Effect. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against Parent or Subco.

    4.9. NO BROKER'S OR FINDER'S FEES. Except for Lehman Brothers, none of Parent, Subco and their directors, officers, employees and agents has employed any broker, finder, financial advisor or intermediary or has paid or incurred any liability for any fee or commission to any broker, finder, financial advisor or intermediary in connection with this Agreement, the Arrangement or any other transaction contemplated hereby.

    4.10. POOLING MATTERS. Neither Parent nor any of its Affiliates has taken or agreed to take any action that, without giving effect to any action taken or agreed to be taken by the Company or any of its Affiliates, would prevent Parent from accounting for the business combination to be effected by the Arrangement as a pooling of interests. Parent's Board of Directors has received a letter from PricewaterhouseCoopers LLP to the effect that PricewaterhouseCoopers LLP is prepared to issue on the Effective Date, upon receipt of an unqualified opinion from Ernst & Young LLP with respect to the business combination to be effected by the Arrangement, a letter (the "Parent Pooling Opinion") generally to the effect that PricewaterhouseCoopers LLP concurs with management's conclusions that no condition exists that would preclude Parent from accounting for the business combination to be effected by the Arrangement as a pooling of interests.

    4.11. FAIRNESS OPINION. Parent's Board of Directors has received the written opinion of Lehman Brothers (the "Parent Fairness Opinion") to the effect that the Exchange Ratio is fair from a financial point of view to the stockholders of Parent.

    4.12. SUBCO. Subco has been formed solely for purposes of the Arrangement. Subco does not have, and until immediately before the Effective Time of the Arrangement will not have, any material Liabilities, nor will Subco agree before the Effective Time to assume any material Liabilities other than as contemplated hereby and by the Arrangement.

                                   ARTICLE 5
               COVENANTS OF THE COMPANY AS TO CONDUCT OF BUSINESS

    During the period from the date of this Agreement and continuing until the Closing, the Company agrees that, except as expressly contemplated hereby or as consented to by Parent in writing:

    5.1. ORDINARY COURSE. The Company and its Subsidiaries shall carry on their business in the ordinary course consistent with prior practice, including the payment of all debts and taxes owed by them, in substantially the same manner as heretofore, and shall use all reasonable efforts to preserve intact their present business organization and keep available the services of their directors, officers, employees, consultants and others having business dealings with them to the end that their goodwill and business shall be maintained.

    5.2. CORPORATE ORGANIZATION. The Company shall not cause, permit or propose any amendment to its Articles of Incorporation or By-Laws or merge, consolidate, amalgamate or otherwise combine with any Person.

    5.3. CAPITAL STRUCTURE. The Company shall not (a) declare or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, (b) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of capital stock of any class (except upon the exercise of the Company Options and Company Warrants), or any options, warrants, calls, rights or agreements that obligate the Company to issue, deliver or sell any shares of capital stock of any class or to grant, extend or enter into any such option, warrant, call, right or agreement, (c) split, combine or reclassify any shares of its capital stock, or
(d) purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock.

    5.4. OPTIONS AND WARRANTS. Neither the Company nor any of its Subsidiaries shall accelerate, amend, reprice or change the period of exercisability of any outstanding Company Options or Company Warrants or authorize cash payments in exchange for any options granted under any of the Company Plans.

    5.5. COMPLIANCE WITH APPLICABLE LAWS. The Company and its Subsidiaries shall duly comply in all material respects with all Applicable Laws.

    5.6. INVESTMENTS AND ACQUISITIONS. Neither the Company nor any of its Subsidiaries shall (a) acquire any equity interest in or make any investment in the equity capital of any Person, (b) acquire by merging or consolidating with, by purchasing a substantial portion of the assets of, or by any other manner, any Person, (c) otherwise acquire or license any assets that are material, individually or in the aggregate, to the Company except in the ordinary course of business consistent with prior practice or (d) enter into any partnership, joint venture, joint development, strategic alliance, voluntary association, cooperative or business trust agreement or arrangement.

    5.7. CAPITAL EXPENDITURES. Neither the Company nor any of its Subsidiaries shall make or enter any commitments or agreements with respect to capital expenditures in excess of $100,000 (in the aggregate).

    5.8. INDEBTEDNESS. Neither the Company nor any of its Subsidiaries shall, or shall propose to, incur any Indebtedness for borrowed money, incur any other Indebtedness except in the ordinary course of business, or guarantee any Indebtedness of others. Neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy, in an amount in excess of $50,000 (in the aggregate), any claims, liabilities or obligations reflected or reserved against in the Company Balance Sheet except in the ordinary course of business consistent with past practice or except with the prior written approval of Parent, which approval shall not be unreasonably withheld or delayed.

    5.9. LITIGATION. Neither the Company nor any of its Subsidiaries shall commence any litigation other than for the routine collection of bills. The Company and its Subsidiaries shall cooperate and consult with Parent with respect to all matters regarding any proceeding set forth in the Company Disclosure Schedule, including any settlement proposed by any Person (including Parent), and neither the Company nor any of its Subsidiaries shall take any significant actions with respect to such proceedings (including the entering into of any such settlement) without the prior written approval of Parent, which approval shall not be unreasonably withheld or delayed.

    5.10. PROPERTIES. The Company and its Subsidiaries shall maintain all of their properties and assets in customary repair, order and condition, reasonable wear and tear excepted. Neither the Company nor any of its Subsidiaries shall sell, lease, license, encumber or otherwise dispose of any of its property or assets, except in the ordinary course of business consistent with prior practice.

    5.11. CONTRACTS. Neither the Company nor any of its Subsidiaries shall (a) enter into any Contract or engage in any transaction not in the ordinary course of business consistent with past practice, (b) amend or otherwise modify any Contract pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company or any of its Subsidiaries, (c) amend or otherwise modify any Contract except in the ordinary course of business consistent with past practice, or (d) do or omit to do any act or permit any act or omission to act, which act or omission shall result in a Violation of any material provision of any material Contract.

    5.12. BOOKS AND RECORDS. The Company and its Subsidiaries shall maintain their books and records in the usual course of business consistent with past practice and shall prepare its financial statements in accordance with generally accepted accounting principles applied on a consistent basis. The Company and its Subsidiaries shall not revalue any of their assets, including writing down the value of inventory or writing off notes or accounts receivable, except in the ordinary course of business consistent with past practice.

    5.13. TAXES. Neither the Company nor any of its Subsidiaries shall make or change any material election in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, except with the prior written approval of Parent, which approval shall not be unreasonably withheld or delayed.

    5.14. COMPANY BENEFIT PLANS. Neither the Company nor any of its Subsidiaries shall adopt any Company Benefit Plan or amend any Company Benefit Plan.

    5.15. INSURANCE. The Company and its Subsidiaries shall maintain insurance of the types, in the amounts and with deductibles and exclusions consistent with past practice.

    5.16. EMPLOYEE MATTERS. Neither the Company nor any of its Subsidiaries shall (a) adopt any collective bargaining agreement, (b) grant any severance or termination pay to any director, officer or other employee of the Company or any of its Subsidiaries, (c) grant any general or uniform increase in the rates of pay of employees of the Company or any of its Subsidiaries or in the benefits under any bonus plan or other compensation arrangements, (d) increase the compensation payable or to become payable to any officer or key salaried employee or (e) enter into or amend any employment agreement.

    5.17. PROPRIETARY RIGHTS. Neither the Company nor any of its Subsidiaries shall transfer or license to any Person, or otherwise extend, amend or modify any rights to the Company Proprietary Rights or enter into grants to future patent rights, except for Company End-User Licenses. For purposes of this
Section 5.17 only, the term "Company End-User Licenses" shall be determined without reference to the amount of any payment thereunder.

    5.18. CONFIRMATORY LICENSE AGREEMENTS. The Company shall use its reasonable best efforts to obtain at least ten Business Days before the Effective Date confirmatory license agreements executed by each of the Company's customers covering all software programs and/or modules, and accompanying documentation, sold or licensed by the Company to, or used by, such customers (exclusive of any specifically customized software and third-party software), in form and substance reasonably satisfactory to Parent. On or before December 31, 1998, the Company shall provide Parent a list of all customers that shall not have signed confirmatory license agreements prior to that date. The Company shall update such list not less than once every five Business Days and shall describe in reasonable detail in an accompanying memorandum the Company's efforts to date to obtain each such confirmatory license agreement.

    5.19. POOLING MATTERS. Neither the Company nor any of its Subsidiaries shall take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire any shares of capital stock, that would be likely to interfere with Parent's ability to account for the Arrangement as a pooling of interests.

    5.20. GENERAL. Neither the Company nor any of its Subsidiaries shall take, propose to take, or agree in writing or otherwise to take any of the actions that it or they agreed in this Article not to take, nor shall the Company or any of its Subsidiaries fail to take, propose not to take, or agree in writing or otherwise not to take any of the actions it or they agreed in this Article to take, nor shall the Company or any of its Subsidiaries take or fail to take any other action that would prevent the Company or any of its Subsidiaries from performing, or cause the Company or any of its Subsidiaries not to perform, its or their covenants and other obligations in this Agreement, the Arrangement or any other agreement contemplated hereby.

                                   ARTICLE 6
                 COVENANTS OF PARENT AS TO CONDUCT OF BUSINESS

    During the period from the date of this Agreement and continuing until the Closing, Parent agrees that, except as expressly contemplated hereby or as consented to by the Company in writing:

    6.1. ORDINARY COURSE. Parent and its Subsidiaries shall carry on their business in the ordinary course consistent with prior practice, including the payment of all debts and taxes owed by them, in substantially the same manner as heretofore, and shall use all reasonable efforts to preserve intact their present business organization and keep available the services of their directors, officers, employees, consultants and others having business dealings with them to the end that their goodwill and business shall be maintained.

    6.2. CORPORATE ORGANIZATION. Parent shall not cause, permit or propose any amendment to its articles of organization or its by-laws or merge, consolidate, amalgamate or otherwise combine with any other Person; PROVIDED, HOWEVER, that Parent may amend its articles of organization to increase the number of shares of Parent Common Stock that Parent is authorized to issue and to file the Certificate of Designation.

    6.3. CAPITAL STRUCTURE. Parent shall not (a) declare or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, (b) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of capital stock of any class, or any options, warrants, calls, rights or agreements that obligate Parent to issue, deliver or sell additional shares of capital stock, or to grant, extend or enter into any such option, warrant, call, right or agreement, other than in the ordinary course of Parent's business pursuant to any of the plans, arrangements or agreements set forth in Section 4.5.2 of the Parent Disclosure Schedule, (c) split, combine or reclassify any of its capital stock or (d) purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock.

    6.4. COMPLIANCE WITH APPLICABLE LAWS. Parent and its Subsidiaries shall duly comply in all material respects with all Applicable Laws.

    6.5. INVESTMENTS AND ACQUISITIONS. Parent shall not engage in any acquisition of the equity capital or assets of any Person in a transaction requiring the approval of the stockholders of Parent.

    6.6. POOLING MATTERS. Neither Parent nor any of its Subsidiaries shall take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire any shares of capital stock, that would be likely to interfere with Parent's ability to account for the Arrangement as a pooling of interests.

    6.7. GENERAL. Neither Parent nor Subco shall take, propose to take, or agree in writing or otherwise to take any of the actions that they agreed in this Article not to take, nor shall Parent or Subco fail to take, propose not to take, or agree in writing or otherwise not to take any of the actions they agreed in this Article to take, nor shall Parent or Subco take or fail to take any other action that would prevent Parent or Subco from performing, or cause Parent or Subco not to perform, their covenants and other obligations in this Agreement, the Arrangement or any other agreement contemplated hereby.

                                   ARTICLE 7
                              ADDITIONAL COVENANTS

    7.1. FURTHER ASSURANCES; CONSENTS. During the term of this Agreement, each of Parent, Subco and the Company shall use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 8 hereof, and each of Parent, Subco and the Company shall use its reasonable best efforts to cause the Arrangement and the other transactions contemplated hereby to be consummated. The parties shall cooperate with each other to provide such information, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records, and to do all such further acts and things, as may be reasonably required to carry out the transactions contemplated hereby. The parties shall use all reasonable efforts to comply promptly with all legal requirements that may be imposed on them with respect to the consummation of the Arrangement and the other transactions contemplated hereby and to obtain any consent, authorization, order or approval of, or any exemption by, and to make any registration, declaration or filing with, any Governmental Entity or other third party, required to be obtained or made by such party in connection with the taking of any action contemplated hereby. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, each party shall make all required filings, and provide such other information as may be required, under the HSR Act, the Investment Canada Act and the Competition Act (Canada). No party shall take or fail to take any action that would, or would be reasonably likely to, result in any of its representations and warranties set forth in this Agreement being untrue. The parties covenant and agree to proceed diligently, in a coordinated fashion, to apply for and obtain all necessary approvals.

    7.2. CONSULTATION. The Company and its Subsidiaries shall consult on an ongoing basis with senior officers of Parent in order that Parent shall become more familiar with the philosophy and techniques of the Company and its Subsidiaries, as well as with their business and financial affairs and in order to provide experience as a basis for ongoing relationships in connection with the business combination contemplated hereby. These consultations shall include discussions of any commitments, arrangements or transactions proposed to be entered into by the Company or any of its Subsidiaries that could give rise to a material liability or commitment of any kind where such liability or commitment is unusual or inconsistent with the past practice of the Company and its Subsidiaries. Parent and the Company shall develop procedures such that these consultations will be carried out quickly and effectively without materially impairing the ability of the Company and its Subsidiaries to arrive at decisions in a timely manner.

    7.3. ACCESS TO INFORMATION. The Company shall afford to Parent, and Parent and Subco shall afford to the Company, and each shall cause its independent accountants to afford to the other party and the officers, directors, employees, financial advisors, counsel, accountants, agents and other representatives of such party and such party's Subsidiaries (each, a "Representative"), reasonable access during normal business hours during the period prior to the Closing to all of such party's and its Subsidiaries' properties, books, contracts, commitments and records. During such period, each party shall use reasonable efforts to furnish promptly to the other party all other information concerning the business, properties and personnel of such party and its Subsidiaries as the other party may reasonably request, including such information as may be necessary to verify the representations and warranties of the other party or parties.

    7.4.  CONFIDENTIALITY.

        7.4.1. CONFIDENTIAL INFORMATION. For purposes of this Section 7.4, a "party" shall refers to (i) collectively, the Company and its Subsidiaries and (ii) collectively, Parent and its Subsidiaries. Each party shall treat as confidential, and shall cause its Representatives to treat as confidential, all documents and information concerning the other party furnished by the other party or its Representatives to such party or its Representatives (including documents and information furnished prior to the date hereof) in connection with the transactions contemplated hereby, except to the extent that such document or information: (a) at the time of its disclosure to the receiving party or its Representatives by the disclosing party or its Representatives is already known or available to the receiving party or its Representatives (but this Agreement shall not relieve the receiving party from any obligations of confidentiality owed to third parties with respect to such information); (b) is or becomes known or available to the public other than as a result of an unauthorized disclosure by the receiving party or its Representatives; (c) is or becomes known or available to the receiving party or its Representatives without restrictions of confidentiality similar to those set forth herein from a source other than the disclosing party or its Representatives, PROVIDED that the receiving party does not know, after reasonable inquiry, that such source is bound by a confidentiality agreement with, or other obligation of secrecy to, the disclosing party or its Representatives that would prohibit such disclosures to the receiving party or its Representatives by such source;
    (d) is independently generated by the receiving party or its Representatives and not derived from confidential information; or (e) is required to be disclosed by the receiving party or its Representatives by Applicable Law or other legal process. Subject to the foregoing, each party and its Representatives shall not release or disclose such documents or information to any Person other than those Representatives of such party that need to review such documents or know such information in order to perform their duties in connection with this Agreement and shall not use such documents or information for purposes other than as contemplated hereby. In the event of the termination of this Agreement, (f) each party shall, and shall cause its Representatives to, deliver to the other party the originals of all documents obtained by such party or its Representatives from the other party or its Representatives in connection with this Agreement, whether so obtained before or after the execution hereof, (g) such party shall, and shall cause its Representatives to, destroy all copies thereof and (h) within 30 days of such termination, such party shall certify to the other in writing that such party and its Representatives shall have complied with their obligations in this sentence.

        7.4.2. ACTIONS OF REPRESENTATIVES. Each party shall ensure that its Representatives are aware of the provisions of this Section 7.4, and it shall be responsible for any breach of this Section 7.4 by any of its Representatives.

        7.4.3. SURVIVAL. The agreements contained in this Section 7.4 shall survive any termination of this Agreement and remain in effect for a period of one year from the date hereof.

    7.5. PUBLIC DISCLOSURE. Any press release or other public disclosure of information regarding the transactions contemplated hereby (including the existence and terms of this Agreement) shall be developed jointly by Parent and the Company; PROVIDED, HOWEVER, that if Applicable Law shall require either party to disclose publicly any such information, such party may disclose publicly such information after reasonable consultation with the other party.

    7.6. TAKEOVER AND OTHER LAWS. If any takeover Law or other Law shall become applicable to the transactions contemplated hereby, the Company and its Board of Directors or Parent and its Board of Directors, as the case may be, shall use their reasonable best efforts to obtain such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effects of such takeover Law or other Law on the transactions contemplated hereby.

    7.7. POOLING ACCOUNTING. Each of Parent and the Company shall use its reasonable best efforts to cause the business combination to be effected by the Arrangement to be accounted for as a pooling of interests and to cause their respective Affiliates not to take any action that would adversely affect the ability of Parent to account for such business combination as a pooling of interests.

    7.8.  COMFORT LETTERS.

        7.8.1. COMPANY. The Company shall use its reasonable best efforts to cause Ernst & Young LLP to deliver to Parent a letter addressed to Parent with respect to the financial information of the Company contained in the Information Circular (the "First Company Comfort Letter") and, if financial information of the Company shall be included in the Registration Statement, a second letter addressed to Parent with respect to the financial information of the Company contained in the Registration Statement (the "Second Company Comfort Letter," and together with the First Company Comfort Letter, the "Company Comfort Letters"). The First Company Comfort Letter shall be dated as of a date within five days before the date the Information Circular is first mailed to the Company's securityholders. If the Second Company Comfort Letter shall be required, the Second Company Comfort Letter shall be dated as of a date within five days before the date on which the Registration Statement shall become effective. The Company Comfort Letters shall be in form and substance reasonably satisfactory to Parent and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements and registration statements similar to the Information Circular and the Registration Statement, as the case may be.

        7.8.2. PARENT. Parent shall use its reasonable best efforts to cause PricewaterhouseCoopers LLP to deliver to the Company a letter addressed to the Company with respect to the financial information of Parent contained in the Information Circular (the "First Parent Comfort Letter") and, if financial information of Parent shall be included in the Registration Statement, a second letter addressed to the Company with respect to the financial information of Parent contained in the Registration Statement (the "Second Parent Comfort Letter," and together with the First Parent Comfort Letter, the "Parent Comfort Letters"). The First Parent Comfort Letter shall be dated as of a date within five days before the date the Information Circular is first mailed to the Company's securityholders. If the Second Parent Comfort Letter shall be required, the Second Parent Comfort Letter shall be dated as of a date within five days before the date on which the Registration Statement shall become effective. The Parent Comfort Letters shall be in form and substance reasonably satisfactory to the Company and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements and registration statements similar to the Information Circular and the Registration Statement, as the case may be.

    7.9. NOTICE OF CERTAIN MATTERS. Each of Parent (including Subco) and the Company shall promptly notify the other in writing (i) if such party shall become aware that any of such party's representations and warranties in this Agreement is untrue or inaccurate in any material respect, (ii) if there shall have been, or is reasonably expected to be, a Material Adverse Effect on such party and (iii) if there shall have been, or is reasonably expected to be, any material breach of any covenant or agreement of such party contained in this Agreement.

    7.10.  STOCK OPTIONS AND WARRANTS.

        7.10.1. EXCHANGE OF STOCK OPTIONS. At the Effective Time, each outstanding option to purchase Company Common Shares (a "Company Option") shall be exchanged in accordance with the Plan of Arrangement. After the Effective Time, except as provided in the Plan of Arrangement, each Company Option shall have, and be subject to, the same terms and conditions of such Company Option as before the Effective Time. Any adjustments pursuant to the Plan of Arrangement are intended to comply with Section 424(a) of the Code with respect to any options which are incentive stock options and shall be construed consistent with Section 424(a) of the Code.

        7.10.2. EXCHANGE OF WARRANTS. At the Effective Time, each outstanding warrant to purchase Company Common Shares (a "Company Warrant") shall be exchanged in accordance with the Plan of Arrangement. After the Effective Time, except as provided in the Plan of Arrangement, each Company Warrant shall have, and be subject to, the same terms and conditions of such Company Warrant as before the Effective Time.

        7.10.3. NOTICE TO HOLDERS. Promptly after the Effective Time, Parent shall deliver (or cause the Company to deliver) to each holder of a Company Option or a Company Warrant appropriate notice setting forth such participants' rights pursuant thereto.

        7.10.4. RESERVATION AND REGISTRATION OF PARENT COMMON STOCK. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Options and Company Warrants exchanged in accordance with the Plan of Arrangement. Within five Business Days after the Effective Date, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Parent Common Stock subject to the Company Options as so exchanged, and shall maintain, in the same manner as Parent's registration statements for its stock plans, the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for as long as such exchanged Company Options shall remain outstanding.

        7.10.5. COOPERATION OF THE COMPANY. The Company's Board of Directors shall, prior to or as of the Effective Time, take any necessary actions within its control, pursuant to and in accordance with the terms of the instruments evidencing the Company Options (and any related plans or other documents) and the Company Warrants, to provide for the exchange of the Company Options and Company Warrants into options and warrants to acquire Parent Common Stock in accordance with the Plan of Arrangement.

    7.11.  CONTINUATION OF INDEMNIFICATION AND INSURANCE.

        7.11.1. INDEMNIFICATION. Parent and the Company agree that the indemnification obligations set forth in the Company's Articles of Incorporation and By-Laws and similar documents of any of the Company's Subsidiaries in effect on the date of this Agreement shall, with respect to matters occurring prior to the Effective Time, survive after the Effective Time and, for a period of not less than the statutes of limitations applicable to such matters, shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the individuals entitled to indemnification thereunder immediately before the Effective Time (the "Beneficiaries").

        7.11.2. INSURANCE. For a period of three years after the Effective Time, Parent shall continue in effect the Company's director and officer liability insurance (or obtain other insurance which is comparable in all material respects) for the benefit of the persons presently entitled to coverage thereunder in such amounts, and with such deductibles, retained amounts, coverages and exclusions as the Company shall provide for its directors and officers on the date hereof; PROVIDED, that in no event shall Parent or the Company be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage or such coverage as shall be available for 150% of such annual premium.

        7.11.3. THIRD-PARTY BENEFICIARIES. After the Effective Time, Parent shall cause the Company and its Subsidiaries to perform its and their obligations under this Section 7.11 and to fulfill its and their indemnification obligations under its and their respective organizational documents. The obligations of Parent and the Company under this Section 7.11 shall not be amended, terminated or modified in any manner that would adversely affect the rights of any Beneficiary without the consent of such Beneficiary. Parent and the Company agree that each such Beneficiary shall be a third-party beneficiary of this Section 7.11.

    7.12. EMPLOYEE BENEFIT MATTERS. To the extent permitted under the terms of the applicable Company Benefit Plans, Parent shall maintain the Company Benefit Plans until December 31, 1999 and shall provide any notices required under Applicable Law with respect to changes thereto; PROVIDED, HOWEVER, that Parent may discontinue a Company Benefit Plan if Parent shall provide or make available benefits to the beneficiaries of such Company Benefit Plan that are not materially less favorable than the benefits available under such Company Benefit Plan. To the extent permitted under the terms of the applicable Parent benefit plans, all employees of the Company and its Subsidiaries shall be eligible, after the Effective Time, to participate in the various benefit plans and programs maintained for Parent employees or in substantially similar programs, including any of the following benefit plans maintained by Parent as of the Effective Time: health/medical/ dental/vision care, life insurance, disability income, sick pay, holiday and vacation pay, 401(k) plan coverage, Section 125 benefit arrangements, Group RRSP, bonus, profit-sharing or other incentive plans, pension or retirement programs, dependent care assistance, and employee stock option and stock purchase plans, to the extent the employees of the Company and its Subsidiaries meet the eligibility requirements for each such plan or program. To the extent permitted under the terms of such plans, the employees of the Company and its Subsidiaries shall be given credit, for purposes of any service requirements for establishing eligibility for participation or benefits (and not for purposes of calculating benefits) for their period of service with the Company and its Subsidiaries prior to the Effective Time, and the employees of the Company and its Subsidiaries shall also, with respect to any Parent plans or programs which have co-payment, deductible or other co-insurance features, receive credit for any amounts such employees have paid as of the Effective Time in the plan year of the Arrangement in co-payments, deductibles or co-insurance under comparable programs maintained by the Company or any of its Subsidiaries prior to the Effective Time. To the extent permitted under the terms of such plans, no employee of the Company and its Subsidiaries who participates in any health/ medical/dental/vision plan of the Company or any of its Subsidiaries at the Effective Time shall be denied coverage under the Parent health/medical/dental/vision plans by reason of any pre-existing condition exclusions. Notwithstanding the foregoing, this Section
7.12 shall not require Parent to take any action, or refrain from taking any action, that would adversely affect its ability to account for the business combination to be effected by the Arrangement as a pooling of interests.

    7.13. OBLIGATIONS OF SUBCO. Parent shall take all action necessary to cause Subco to perform its obligations under this Agreement and to consummate the Arrangement on the terms and conditions set forth in this Agreement.

    7.14. COMPANY OPTION. Simultaneously with the execution of this Agreement, the Company shall deliver to Parent an executed option agreement in the form of EXHIBIT E.

    7.15. AFFILIATE AGREEMENTS. Simultaneously with the execution of this Agreement, each of Parent and the Company shall provide the other with a list of each Person who is, or may be deemed to be, an Affiliate of Parent (a "Parent Affiliate") or the Company (a "Company Affiliate"), as the case may be, and shall cause each such Parent Affiliate or Company Affiliate, respectively, to deliver, simultaneously with the execution of this Agreement, to the other an executed agreement in the form of EXHIBIT F (a "Parent Affiliate Agreement") or EXHIBIT G (a "Company Affiliate Agreement") hereto, respectively. Each of Parent and the Company shall notify the other if any Person not on the list provided to the other pursuant to this Section 7.15 shall become, or shall be deemed to be, a Parent Affiliate or a Company Affiliate, respectively, and shall cause each such Person to deliver to the other an executed Parent Affiliate Agreement or a Company Affiliate Agreement, respectively.

    7.16. SHAREHOLDER AGREEMENTS. Simultaneously with the execution of this Agreement, the Company shall cause certain shareholders of the Company identified by Parent and each of the Company's directors, officers and their investment affiliates to deliver to Parent an executed Shareholder Agreement in the form of EXHIBIT H (collectively, the Shareholder Agreements") (including the irrevocable proxy attached thereto).

    7.17. EMPLOYMENT AGREEMENTS. Simultaneously with the execution of this Agreement, the Company shall cause each employee designated by Parent to deliver to Parent an executed Amendment to Employment Agreement in the form of EXHIBIT I (collectively, the "Employment Agreements").

    7.18. ELECTION OF OFFICER. On or before the Effective Date, Parent shall take such action as shall be necessary to elect Mr. Ian McKinnon as Vice President and General Manager of Parent's Software Division, such election to be effective on the Effective Date or as soon thereafter as practicable.

    7.19.  COVENANTS REGARDING NON-SOLICITATION.

        7.19.1. NON-SOLICITATION. Until the Effective Time, neither the Company nor any of its Subsidiaries shall, directly or indirectly, through any Representative or otherwise, (a) solicit, initiate, encourage or take any other action to facilitate (including by way of disclosing information, affording access to the properties, books or records of the Company or any of its Subsidiaries, or entering into any agreement, arrangement or understanding) the making of any inquiry, proposal or offer that constitutes or could be expected to lead to an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal, (c) withdraw, or modify in a manner adverse to Parent, the approval of the Company's Board of Directors of the transactions contemplated hereby or make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal, (d) approve or accept any Acquisition Proposal or (e) cause the Company to enter into any agreement related to any Acquisition Proposal. The Company and its Subsidiaries shall immediately cease any and all existing solicitations, initiations, encouragements, activities, discussions or negotiations with any Person (other than Parent and Subco) with respect to the foregoing. Notwithstanding the foregoing, the Company may, in response to an unsolicited tender or exchange offer, comply with its obligations under Applicable securities Laws relating to the provision of directors' circulars and disclosures to the Company's securityholders.

        7.19.2. COMPLIANCE WITH FIDUCIARY OBLIGATIONS. Subject to compliance with the terms of Sections 7.19.3, 7.19.4 and 7.20 and notwithstanding any other provision of this Agreement, the Company, its Subsidiaries and its Representatives may, at any time prior to the approval of the Arrangement by the Company's securityholders, take any action with respect to an Acquisition Proposal received by the Company that would otherwise be prohibited by Section 7.19.1 if, and only to the extent that, (a) the Acquisition Proposal shall be an unsolicited BONA FIDE written Acquisition Proposal, (b) after receiving the written advice of the Company's financial advisors and after receiving a written opinion of outside counsel to the effect that the fiduciary duties of the Company's Board of Directors require such Board to take such action in order to discharge properly its fiduciary duties, the Company's Board of Directors shall have reasonably determined in good faith that such Acquisition Proposal (i) would result in a transaction that (A) is more favorable from a financial point of view to the Company's securityholders than the transactions contemplated hereby and (B) has a value per Company Common Share greater than the value per Company Common Share of the transactions contemplated hereby, (ii) is a transaction for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Company's Board of Directors (based upon the good faith written advice of the Company's financial advisors), is capable of being financed by the Person or Persons making the Acquisition Proposal and (iii) if accepted by the Company, would be more likely than not to be consummated (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

        7.19.3. NOTICE TO PARENT OF ACQUISITION PROPOSALS. The Company shall immediately notify Parent, at first orally and then in writing, of (a) all Acquisition Proposals of which any Representative of the Company and its Subsidiaries shall become aware, (b) any amendments to any Acquisition Proposal, (c) any request for information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that any Representative of the Company and its Subsidiaries knows, believes or suspects is considering making, or has made, an Acquisition Proposal (each, a "Bidder"). Such notice shall include a description of all of the terms and conditions of any proposal and provide such details of the proposal, request, inquiry or contact as Parent may request, including the identity of the Bidder. The Company shall keep Parent informed on a current basis of the status of any terms, discussions and negotiations in respect of each Acquisition Proposal.

        7.19.4. PROCEDURES. The Company shall not, pursuant to Section 7.19.2, take any action prohibited by Section 7.19.1, unless at the time of the taking of such action the Company shall have (a) complied with Section 7.19.3, (b) obtained from the Bidder a confidentiality agreement containing provisions substantially similar to those set forth in Section 7.4 of this Agreement, (c) delivered via facsimile a copy of such confidentiality agreement to Parent immediately upon its execution and (d) provided Parent with the same information and documents provided to the Bidder at the same time and in the same manner so provided (unless such information or documents shall have been previously provided to Parent, in which case the Company shall have provided Parent with a list of the information and documents provided to the Bidder).

        7.19.5. ACTIONS OF REPRESENTATIVES. The Company shall ensure that its Representatives are aware of the provisions of this Section 7.19, and it shall be responsible for any breach of this Section 7.19 by any such Representative.

    7.20.  PROCEDURES FOLLOWING SUPERIOR PROPOSAL DETERMINATION.

        7.20.1. NOTICE OF SUPERIOR PROPOSAL DETERMINATION. None of the Company, its Subsidiaries and its Representatives shall accept, approve, recommend or enter into any agreement in respect of any Acquisition Proposal (other than the confidentiality agreement contemplated by Section 7.19.4) on the basis that it would constitute a Superior Proposal unless (a) the Company shall have provided Parent with a copy of the Acquisition Proposal document that the Company's Board of Directors shall have determined would be a Superior Proposal, and (b) five Business Days shall have elapsed from the later of (i) the date Parent shall have received notice of the Company's proposed determination to accept, approve, recommend or enter into an agreement in respect of such Acquisition Proposal and (ii) the date Parent shall have received a copy of the Acquisition Proposal document.

        7.20.2. OPPORTUNITY TO BID. During such five Business Day period, the Company shall afford Parent the opportunity, in Parent's discretion, to offer to amend the terms of this Agreement and the Arrangement. The Company's Board of Directors shall convene a meeting to review in good faith any offer by Parent to amend the terms of this Agreement and the Arrangement in order to determine, in its discretion in the exercise of its fiduciary duties, whether Parent's offer upon acceptance by the Company would result in the Acquisition Proposal not being a Superior Proposal. If the Company's Board of Directors shall so determine, the Company shall enter into an amended agreement with Parent reflecting Parent's offer. If after such five Business Day period the Company's Board of Directors shall conclude, in good faith and after consultation with the Company's financial advisors and outside counsel, that the Acquisition Proposal is nonetheless a Superior Proposal and shall therefore reject Parent's offer, the Company shall pay to Parent the break-up fee payable to Parent under Section 9.4 as required thereunder. Each successive material amendment to any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of this Section
    7.20 and shall thereby initiate an additional five Business Day period under this Section 7.20.

    7.21. MUTUAL STANDSTILL AND NON-SOLICITATION AGREEMENT. For a period of twelve months after the termination of this Agreement, if any, pursuant to
Article 9 of this Agreement, each of Parent and the Company agrees that it and its Subsidiaries shall not (and each party and its Subsidiaries shall not assist or encourage others to), and its Representatives shall not on its behalf (and its Representatives shall not assist or encourage others on its behalf to), directly or indirectly, unless specifically requested to do so by the other party's Board of Directors (a) acquire, or agree or offer to acquire, or cause to be acquired, ownership (including beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any of the other party's assets (other than in the ordinary course of business) or businesses or any voting securities issued by the other party, or any rights or options to acquire such ownership, including from a third party; (b) make, or in any way participate in, any solicitation of proxies or consents with respect to any securities of the other party which are, or may be, entitled to vote in the election of the other party's directors ("Voting Securities"), become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange
Act) with respect to the other party, or to seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities; or demand a copy of the other party's stock ledger, list of its stockholders or other books and records; or call or attempt to call any meeting of the stockholders of the other party; (c) enter into any discussions, negotiations, arrangements or understandings with any third party (other than such party's Representatives) with respect to any of the matters described in clauses (a) or (b) of this Section 7.21; or (d) induce or attempt to induce, directly or indirectly, any employee or consultant of the other party to terminate his or her employment or professional relationship with such other party (except by means of a general solicitation of employees or consultants); PROVIDED, HOWEVER, that, nothing in this Section 7.21 shall prevent the exercise of the Company Option or the taking of any other action in accordance with the terms thereof.

    7.22.  EXPENSES.

        7.22.1. GENERAL. Except as set forth in this Section 7.22, all fees and expenses incurred in connection with this Agreement, the Arrangement and the other transactions contemplated hereby, including fees and disbursements of consultants, investment bankers and other financial advisors, counsel and accountants, the costs incurred in seeking necessary consents, financial printer expenses and filing fees, shall be paid by the party incurring such expenses, whether or not the Arrangement and the other transactions contemplated hereby are consummated.

        7.22.2. REIMBURSEMENT. If this Agreement shall be terminated pursuant to Section 9.1.2, 9.1.5, 9.1.7 or 9.1.9, the Company shall reimburse Parent for all of its reasonable out-of-pocket expenses, including fees and disbursements of consultants, investment bankers and other financial advisors, counsel and accountants, the costs incurred in seeking necessary consents, financial printer expenses and filing fees, incurred in connection with this Agreement, the Arrangement and the other transactions contemplated hereby ("Out-of-Pocket Expenses"), not to exceed $500,000. If this Agreement shall be terminated pursuant to Section 9.1.3 or 9.1.8, Parent shall reimburse the Company for all of its reasonable Out-of-Pocket Expenses, not to exceed $500,000. If this Agreement shall be terminated pursuant to
    Section 9.1.4 and the failure of a party to fulfill any material obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Effective Time to occur on or before the date specified in Section 9.1.4, then such party shall reimburse the other party for all of its reasonable Out-of-Pocket Expenses, not to exceed $500,000.

                                   ARTICLE 8
                      CONDITIONS PRECEDENT TO OBLIGATIONS

    8.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY. The obligations of each party to consummate and effect the Arrangement and the other transactions contemplated hereby shall be subject to the satisfaction or waiver on or before the Effective Date of each of the following conditions:

        8.1.1. SECURITYHOLDER APPROVAL. The Arrangement and such other matters as shall require approval of the securityholders of the Company in order to consummate the Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the securityholders of the Company in accordance with the Interim Order, Applicable Laws and the Company's Articles of Incorporation and By-Laws.

        8.1.2. NO LEGAL ACTION. There shall not be in effect, nor shall there be pending or threatened any action or proceeding by or before any Governmental Entity that in the good faith judgment of the Board of Directors of Parent or the Company shall have a reasonable probability of resulting in, any temporary restraining order, preliminary injunction, permanent injunction or other order or decree, nor shall there have been any Law enacted, promulgated, issued or deemed applicable to the Arrangement or any of the other transactions contemplated hereby by any Governmental Entity, or any other action taken by any Governmental Entity, that would (a) prevent or make illegal the consummation of the Arrangement or any of the other transactions contemplated hereby, (b) prohibit Parent's ownership or operation of all or a material portion of the business of the Company or any of its Subsidiaries, or (c) compel Parent to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Arrangement or such other transactions.

        8.1.3. COURT APPROVAL. The Court shall have issued the Interim Order and the Final Order approving the Arrangement in form and substance reasonably satisfactory to Parent and the Company and reflecting the terms hereof, and such Final Order shall not have been set aside or modified in any manner unacceptable to Parent and the Company on appeal or otherwise.

        8.1.4. EXPIRATION OF WAITING PERIODS AND RELATED MATTERS. All waiting periods required by the HSR Act shall have expired with respect to the transactions contemplated hereby, or early termination with respect thereto shall have been obtained. Each of Parent and the Company shall have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant to Section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied that he or she would not have sufficient grounds on which to apply for an order in respect of the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement, to the extent such allowance or approval is required, on terms and conditions satisfactory to Parent and the Company.

        8.1.5. SECURITIES MATTERS. All necessary orders shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities (including the TSE) in connection with the Arrangement and the other transactions contemplated hereby. The Registration Statement shall have been declared effective under the Securities Act on or before the Effective Date, and the Registration Statement shall not at its effective date or on the Closing Date be the subject of any stop order or proceedings seeking a stop order. The Information Circular shall not on the Closing Date be subject to any similar proceedings commenced or threatened by the Commissions or the SEC.

        8.1.6. LISTINGS. The Parent Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares and upon exercise of the Company Options and Company Warrants shall have been approved for listing on the Nasdaq National Market, subject only to notice of issuance. The Exchangeable Shares issuable pursuant to the Arrangement shall have been listed on the TSE as at the Effective Time, subject only to notice of issuance.

        8.1.7. TAX OPINIONS. Parent and the Company shall have received substantially identical opinions, dated as of the Effective Date, from their counsel, Blake, Cassels & Graydon, and Cassels, Brock & Blackwell, respectively, in form and substance reasonably satisfactory to them, to the effect that the Arrangement shall be generally treated for Canadian federal income tax purposes as a reorganization of capital of the Company under
    Section 86 of the ITA (as amended to the Effective Date) for those Company shareholders who hold Company Common Shares on capital account.

        8.1.8. VOTING AND EXCHANGE TRUST AGREEMENT. The other parties to the Voting and Exchange Trust Agreement shall have executed and delivered the Voting and Exchange Trust Agreement to such party.

        8.1.9. SUPPORT AGREEMENT. The other parties to the Support Agreement shall have executed and delivered the Support Agreement to such party.

    8.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate and effect the Arrangement and the other transactions contemplated hereby shall be subject to the satisfaction or waiver on or before the Effective Date of each of the following conditions, any of which may be waived only in writing by the Company:

        8.2.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Subco in this Agreement shall have been true and correct on the date hereof and shall also be true and correct on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date, except (a) for changes specifically contemplated hereby,
    (b) for representations and warranties that address matters only as of a particular date (which representations and warranties shall remain true and correct as of such date) and (c) where the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually and in the aggregate, shall not have resulted in a Parent Material Adverse Effect (only after including Parent's ownership of the Company and its Subsidiaries after the Arrangement).

        8.2.2. COVENANTS AND AGREEMENTS. Parent and Subco shall have performed and complied, in all material respects, with all covenants and agreements required by this Agreement to be performed or complied with by them on or before the Effective Date.

        8.2.3. NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, Parent shall not have experienced a Parent Material Adverse Effect.

        8.2.4. CERTIFICATE. The Company shall have received from Parent a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, in form and substance reasonably satisfactory to the Company, to the effect set forth in Sections 8.2.1,
    8.2.2 and 8.2.3.

        8.2.5. OPINION OF PARENT COUNSEL. The Company shall have received opinions, dated as of the Effective Date, from Foley, Hoag & Eliot LLP, United States counsel for Parent, and Blake, Cassels & Graydon, Canadian counsel for Parent, each in form and substance reasonably satisfactory to the Company.

        8.2.6. FAIRNESS OPINION. The Company Fairness Opinion shall have been confirmed by Griffiths McBurney & Partners in writing to the Company's Board of Directors as of the date the Information Circular was first mailed to the securityholders of the Company and shall not have been subsequently withdrawn.

        8.2.7. COMFORT LETTER. The Company shall have received the First Parent Comfort Letter and, if required, the Second Parent Comfort Letter. The Company shall have received an additional letter from PricewaterhouseCoopers LLP, dated the Effective Date, in form and substance reasonably satisfactory to the Company, stating that nothing shall have come to their attention, as of a date no earlier than five days prior to the Effective Date, that would require any change in either the First Parent Comfort Letter or, if required, the Second Parent Comfort Letter, if such Parent Comfort Letter were required to be dated and delivered on the Effective Date.

        8.2.8. AFFILIATES AGREEMENTS. The Company shall have received executed copies of the Parent Affiliate Agreements referred to Section 7.15, and all such agreements shall be in full force and effect.

        8.2.9. CERTIFICATE OF DESIGNATION. Parent shall have filed the Certificate of Designation with the Secretary of State of the Commonwealth of Massachusetts and shall have issued the Special Voting Share to the Trustee.

        8.2.10. CERTIFICATES AND RESOLUTIONS. The Company shall have received such other certificates, resolutions and other documents of Parent and Subco as may be reasonably required in connection with the consummation of the transactions contemplated hereby.

    8.3. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND SUBCO. The obligations of Parent and Subco to consummate and effect the Arrangement and the other transactions contemplated hereby shall be subject to the satisfaction or waiver on or before the Effective Date of each of the following conditions, any of which may be waived only in writing by Parent.

        8.3.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement shall have been true and correct on the date hereof and shall also be true and correct on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date, except (a) for changes specifically contemplated hereby, (b) for representations and warranties that address matters only as of a particular date (which representations and warranties shall remain true and correct as of such date) and (c) where the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually and in the aggregate, shall not have resulted in a Company Material Adverse Effect.

        8.3.2. COVENANTS AND AGREEMENTS. The Company shall have performed and complied, in all material respects, with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or before the Effective Date.

        8.3.3. NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, the Company shall not have experienced a Company Material Adverse Effect.

        8.3.4. REDEMPTION OF RIGHTS. The Company shall have given a binding notice of redemption or termination of the Rights (as therein defined) under the Rights Agreement in accordance with Article 6 of the Rights Agreement, and shall have taken any other action required under the Rights Agreement and Applicable Laws such that at the Effective Time and thereafter the only right of the holders of Rights shall be to receive the Redemption Price (as defined in the Rights Agreement) for each Right so held.

        8.3.5. DISSENT RIGHTS. The Company shall not have received on or prior to the Effective Date notice from the holders of more than five percent of the issued and outstanding Company Common Shares of their intention to exercise their rights of dissent under Section 190 of the CBCA with respect to the Arrangement.

        8.3.6. CONSENTS OF THIRD PARTIES. The Company and its Subsidiaries shall have received and delivered to Parent all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of all its and their material contracts and leases and for the Company and its Subsidiaries to consummate the transactions contemplated hereby (including those set forth in Section 3.18.2 of the Company Disclosure Schedule), except where, in the opinion of Parent, the failure to receive such consents, assignments, waivers, authorizations or other certificates would not have a Company Material Adverse Effect.

        8.3.7. CERTIFICATE. Parent shall have received from the Company a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, in form and substance reasonably satisfactory to Parent, to the effect set forth in Sections 8.3.1, 8.3.2, 8.3.3, 8.3.4, 8.3.5 and 8.3.6.

        8.3.8. CUSTOMER AND PRODUCT LIST. Parent shall have received on or before December 31, 1998 a list, certified by the chief executive officer and chief financial officer of the Company, of all of the Company's customers and of all of the software programs and/or modules sold or licensed by the Company to, or used by, such customers up to and including that date, in form and substance reasonably satisfactory to the Parent.

        8.3.9. OPINION OF COMPANY COUNSEL. Parent shall have received opinions, dated as of the Effective Date, from Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, United States counsel for the Company, and from Cassels, Brock & Blackwell, Canadian counsel for the Company, each in form and substance reasonably satisfactory to Parent.

        8.3.10. FAIRNESS OPINION. The Parent Fairness Opinion shall have been confirmed by Lehman Brothers in writing to Parent's Board of Directors as of the date the Information Circular was first mailed to the securityholders of the Company and shall not have been subsequently withdrawn.

        8.3.11. POOLING MATTERS. No event shall have occurred that would establish with reasonable certainty that the Arrangement would not be treated as a pooling of interests for accounting purposes. PricewaterhouseCoopers LLP shall have issued the Parent Pooling Opinion to Parent's Board of Directors on the Effective Date. Ernst & Young LLP shall have issued the Company Pooling Opinion to the Company's Board of Directors on the Effective Date.

        8.3.12. COMFORT LETTER. Parent shall have received the First Company Comfort Letter and, if required, the Second Company Comfort Letter. Parent shall have received an additional letter from Ernst & Young LLP, dated the Effective Date, in form and substance reasonably satisfactory to Parent, stating that nothing shall have come to their attention, as of a date no earlier than five days prior to the Effective Date, that would require any change in either the First Company Comfort Letter or, if required, the Second Company Comfort Letter, if such Company Comfort Letter were required to be dated and delivered on the Effective Date.

        8.3.13. AFFILIATES AGREEMENTS. Parent shall have received executed copies of the Company Affiliate Agreements referred to Section 7.15, and all such agreements shall be in full force and effect.

        8.3.14. EMPLOYMENT AGREEMENTS. Parent shall have received executed copies of the Employment Agreements referred to in Section 7.17, all such agreements shall be in full force and effect, and the employees subject to such agreements shall continue to serve as employees of the Company or its Subsidiaries.

        8.3.15. CERTIFICATES AND RESOLUTIONS. Parent shall have received such other certificates, resolutions and other documents of the Company as may be reasonably required in connection with the consummation of this Agreement.

                                   ARTICLE 9
                                  TERMINATION

    9.1. TERMINATION. This Agreement may be terminated at any time on or before the Effective Date, whether before or after approval of the transactions contemplated hereby by the securityholders entitled to vote of the Company, as follows:

        9.1.1.  By mutual written agreement of Parent and the Company;

        9.1.2. By Parent, if there shall have been a material breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company, or if any representation or warranty of the Company shall have become untrue and the Company shall have failed to cure such breach within 5 Business Days after written notice thereof to the Company (PROVIDED that Parent is not in material breach of any representation, warranty, covenant or agreement set forth in this Agreement; AND PROVIDED FURTHER, that no cure period shall be provided for a breach which by its nature cannot be cured);

        9.1.3. By the Company, if there shall have been a material breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent, or if any representation or warranty of Parent shall have become untrue and Parent shall have failed to cure such breach within 5 Business Days after written notice thereof to Parent (PROVIDED that the Company is not in material breach of any representation, warranty, covenant or agreement set forth in this Agreement; AND PROVIDED FURTHER, that no cure period shall be provided for a breach which by its nature cannot be cured);

        9.1.4. By either party, if the Arrangement and the other transactions contemplated hereby shall not have been consummated on or before 5:00 p.m., Boston time on March 31, 1999; PROVIDED, HOWEVER, that if the Arrangement and the other transactions contemplated hereby shall not have been consummated solely due to the waiting period (or any extension thereof) under the HSR Act, the Investment Canada Act or the Competition Act (Canada), then such date shall be extended to April 30, 1999; AND PROVIDED FURTHER, that the right to terminate this Agreement under this Section 9.1.4 shall not be available to any party whose failure to fulfill any material obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Effective Time to occur on or before such date;

        9.1.5. By either party if at the Company Shareholder Meeting the shareholders of the Company do not approve the Arrangement and all such other matters as shall require approval of the shareholders of the Company in order to consummate the Arrangement and the other transactions contemplated hereby; PROVIDED, HOWEVER, that the Company may not terminate this Agreement pursuant to this Section 9.1.5 if it is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

        9.1.6. By either party if (a) a final, non-appealable order shall have been entered in any action or proceeding before any Governmental Entity that shall prevent or make illegal the consummation of the Arrangement or any of the other transactions contemplated hereby or (b) there shall be any final action taken, or any Law enacted, promulgated, issued or deemed applicable to the Arrangement or any of the other transactions contemplated hereby by any Governmental Entity that would prevent or make consummation of the Arrangement or any of such other transactions illegal or that would prohibit Parent's ownership or operation of all or a material portion of the business of the Company or any of its Subsidiaries, or compel Parent to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Arrangement or such other transactions;

        9.1.7. By Parent if the Company's Board of Directors or any committee of the Company's Board of Directors (a) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement, the Arrangement and the other transactions contemplated hereby, (b) within two Business Days after Parent's request, shall fail to reaffirm such approval and recommendation, (c) shall approve or recommend any Acquisition Proposal, other than with Parent or an Affiliate thereof, or (d) shall resolve to take any of the actions specified in this Section 9.1.7;

        9.1.8. By the Company if Parent's Board of Directors or any committee of Parent's Board of Directors (a) shall withdraw or modify in any adverse manner its approval of this Agreement, the Arrangement and the other transactions contemplated hereby, (b) within two Business Days after the

    Company's request, shall fail to reaffirm such approval or (c) shall resolve to take any of the actions specified in this Section 9.1.8; or

        9.1.9. By the Company, prior to the approval of the transactions contemplated hereby by the securityholders entitled to vote of the Company, if, after the Company's Board of Directors shall have determined that an Acquisition Proposal is a Superior Proposal, (a) the Company shall have complied with Sections 7.19 and 7.20 and (b) the Company's Board of Directors shall thereafter conclude in good faith that the Acquisition Proposal is a Superior Proposal.

    9.2.  NOTICE OF TERMINATION.  Any termination of this Agreement pursuant to
Section 9.1 (other than pursuant to Section 9.1.1) shall be effected by the delivery of written notice of termination by the terminating party to the other party hereto, which notice shall state the grounds for termination and the subsection of Section 9.1 pursuant to which such terminating party shall be terminating this Agreement.

    9.3. EFFECT OF TERMINATION. If either Parent or the Company shall terminate this Agreement pursuant to Section 9.1, and the terminating party shall have provided the notice required under Section 9.2 and paid the fee, if any, required under Section 9.4, then this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation under this Agreement on the part of Parent, Subco or the Company or their respective Representatives and stockholders, except that (a) the provisions of Section 7.4, this Article 9 and Article 10 (and any defined terms used therein) shall survive any such termination, and (b) no party shall be released or relieved from any liability to the extent that such termination shall result from the breach by such party of any of its representations, warranties, covenants or agreements in this Agreement.

    9.4.  TERMINATION FEE.

        9.4.1. If this Agreement shall be terminated pursuant to Section 9.1.5, 9.1.7(a) or (b) (unless such action is a direct result of and in direct response to a material breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement or the occurrence of a Parent Material Adverse Effect), 9.1.7(c), 9.1.7(d) (unless, with respect to resolutions to take any of the actions specified in 9.1.7(a) or (b), such action is a direct result of and in direct response to a material breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement or the occurrence of a Parent Material Adverse Effect) or 9.1.9, then the Company shall pay to Parent a cash termination fee of $1,330,000 (the "Termination Fee") at the time of such termination.

        9.4.2. If this Agreement shall be terminated pursuant to Section 9.1.8 (unless such action is a direct result of and in direct response to a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement or the occurrence of a Company Material Adverse Effect), then Parent shall pay to the Company the Termination Fee at the time of such termination.

        9.4.3. Any Termination Fee payable pursuant to this Section 9.4 shall be paid not later than two Business Days after the delivery of written notice of termination pursuant to Section 9.2. Payment shall be made by wire transfer of immediately available funds to an account designated by the payee.

        9.4.4.  The payment by a party of any Termination Fee pursuant to this
    Section 9.4 shall be deemed to include payment of any expenses required to be paid by such party pursuant to Section 7.22.2.

        9.4.5. Parent and the Company agree that it may be difficult and impractical to measure in money the damages that will accrue upon the termination of this Agreement pursuant to any provision of Section 9.1 that shall require the payment of a Termination Fee pursuant to this Section 9.4. Accordingly, Parent and the Company agree that payment of any Termination Fee payable pursuant to this Section 9.4 (together with any other amounts payable pursuant to this Section 9.4) shall (a) constitute liquidated damages and not a penalty, (b) be the sole and exclusive remedy of the payee of the Termination Fee for the breach of any representation, warranty, covenant or agreement in this Agreement by the payor and (c) constitute an irrevocable waiver and release by the payee of any other remedy against the payor for the breach of any representation, warranty, covenant or agreement in this Agreement by the payor.

        9.4.6.  Each of Parent and the Company agrees that the terms of Section
    7.22 and this Section 9.4 are an integral part of the transactions contemplated hereby. If either party fails to pay promptly the other party any fee due under such Sections, it shall also pay the other party's costs and expenses (including fees and disbursements of counsel) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the unpaid amounts at the publicly announced prime rate of Fleet National Bank from the date such amounts were first due.

                                   ARTICLE 10
                                 MISCELLANEOUS

    10.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent, Subco and the Company in this Agreement shall terminate at the Effective Time, and only the covenants and agreements that by their terms survive the Effective Time shall survive the Effective Time.

    10.2. AMENDMENTS AND SUPPLEMENTS. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed on behalf of each party hereto.

    10.3. WAIVER. The terms and conditions of this Agreement may be waived only by a written instrument signed by the party waiving compliance. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be construed to be a waiver of any other or subsequent breach or non-compliance.

    10.4. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive Laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the Commonwealth of Massachusetts in connection with any matter based upon or arising out of this Agreement, the Arrangement or the other transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the Commonwealth of Massachusetts for such Persons and waives, and covenants not to assert or plead, any objection which such party might otherwise have to such jurisdiction and such service of process.

    10.5. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given to a party if delivered by hand, sent by facsimile transmission with confirmation of transmission, sent via a reputable overnight delivery service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party at the following address and facsimile number (or at such other address or facsimile number for the party as the party shall specify by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of confirmation of receipt or transmission:

    TO PARENT OR SUBCO:

       PRI Automation, Inc.

       805 Middlesex Turnpike

       Billerica, MA 01821-3986

       Attention: Chief Executive Officer

       FACSIMILE NUMBER: (978) 671-9430

    WITH COPIES TO:

       Foley, Hoag & Eliot LLP

       One Post Office Square

       Boston, Massachusetts 02109

       Attention: Robert L. Birnbaum, Esq.

       FACSIMILE NUMBER: (617) 832-7000

    AND

       Blake, Cassels & Graydon

       Box 25, Commerce Court West

       Toronto, Ontario M5L 1A9

       CANADA

       Attention: Alan F. Brown, Esq.

       FACSIMILE NUMBER: (416) 863-2653

    TO THE COMPANY:

       Promis Systems Corporation Ltd.

       170 University Avenue, Suite 1200

       Toronto, Ontario M5H 3B3

       CANADA

       Attention: Chief Executive Officer

       FACSIMILE NUMBER: (416) 977-2016

    WITH A COPY TO:

       Cassels, Brock & Blackwell

       Scotia Plaza, Suite 2100

       40 King Street West

       Toronto, Ontario M5H 3C2

       CANADA

       Attention: Lawrence D. Wilder, Esq.

       FACSIMILE NUMBER: (416) 350-6904

    10.6. ENTIRE AGREEMENT. This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and the other documents and instruments and other agreements among the parties hereto and referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including (a) the letter agreement dated April 10, 1998 between Parent and the Company and (b) the letter agreement dated November 3, 1998 between Parent and the Company. Each party hereto acknowledges that, in entering into this Agreement and completing the transactions contemplated hereby, such party is not relying on any representation, warranty, covenant or agreement not expressly stated in this Agreement or in the schedules, documents and instruments and other agreements among the parties hereto and referred to herein.

    10.7. BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly stated in Section 7.11, this Agreement is not intended to confer upon any Person other than the parties hereto (and such parties' respective successors and permitted assigns) any rights or remedies hereunder. Neither this Agreement nor any of the rights and obligations of the parties hereunder shall be assigned or delegated, whether by operation of law or otherwise, without the written consent of all parties hereto, except that the rights and obligations of Subco may be assigned and delegated to any other wholly owned Subsidiary of Parent.

    10.8. INTERPRETATION. The table of contents and headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provision of this Agreement. The word "include" and its derivatives when used in this Agreement shall be deeded to be followed by the words "without limitation." The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and therefore waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party that drafted such agreement or document.

    10.9. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

    10.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts shall have been signed by each party hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    IN WITNESS WHEREOF, the parties have caused this Combination Agreement to be executed as an agreement under seal as of the date first above written.

                                                   PRI AUTOMATION, INC.
                                          By: __________________________________

                                                     Mitchell G. Tyson,
                                                  CHIEF EXECUTIVE OFFICER

                                                   1325949 ONTARIO INC.
                                          By:___________________________________

                                                    Mitchell G. Tyson,
                                                  CHIEF EXECUTIVE OFFICER

                                             PROMIS SYSTEMS CORPORATION LTD.
                                          By:___________________________________

                                                       Ian McKinnon,
                                                  CHIEF EXECUTIVE OFFICER

EXHIBIT D

                       FORM OF CERTIFICATE OF DESIGNATION
                    TERMS OF SPECIAL VOTING PREFERRED STOCK

        1. DESIGNATION; NUMBER OF SHARES. The class of Preferred Stock known as "Special Voting Preferred Stock" shall consist of one (1) share.

        2. VOTING. On all matters submitted to a vote of stockholders of the Corporation, the holder of the share of Special Voting Preferred Stock shall be entitled at any relevant date to the number of votes determined in accordance with a certain Voting and Exchange Trust Agreement, dated as of
                , 1999, by and among the Corporation, 1325949 Ontario Inc., a corporation organized and existing under the laws of the Province of Ontario and a wholly owned subsidiary of the Corporation, Promis Systems Corporation Ltd., a corporation organized and existing under the laws of Canada ("Promis"), and Montreal Trust Company of Canada, a trust company incorporated under the laws of Canada. Except as required by law or by the Articles of Organization of the Corporation, the holder of the share of Special Voting Preferred Stock and the holders of the Common Stock of the Corporation shall vote together as a single class in the election of directors and on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Special Voting Preferred Stock is required by law or by the Articles of Organization of the Corporation to vote separately as a class or series on a proposal, the holder of the share of Special Voting Preferred Stock shall in addition to voting separately as a class or series on such proposal, also be entitled to vote with the holders of the Corporation's Common Stock together as a single class.

        3. DIVIDENDS. The holder of the share of Special Voting Preferred Stock shall not be entitled to receive any dividends.

        4. LIQUIDATION. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holder of the share of Special Voting Preferred Stock shall be entitled to be paid out of the net assets of the Corporation available for distribution, before any distribution or payment is made upon any stock of the Corporation ranking on liquidation junior to the Special Voting Preferred Stock, an amount equal to $1.00, subject to equitable adjustment in the event of stock splits, stock dividends, combinations and the like involving the Special Voting Preferred Stock (the "Special Voting Preferred Stock Liquidation Payment"). Upon any such dissolution, liquidation or winding up of the affairs of the Corporation, after the holder of the share of Special Voting Preferred Stock shall have been paid the amount to which it shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Special Voting Preferred Stock. Whenever the distribution provided for in this paragraph shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation. Written notice of such dissolution, liquidation or winding up of the affairs of the Corporation, stating a payment date, the amount of the Special Voting Preferred Liquidation Payment and the place where said Special Voting Preferred Stock Liquidation Payment shall be payable, shall be given by mail, postage prepaid, not less than 5 days prior to the payment date stated therein, to the holder of record of Special Voting Preferred Stock, such notice to be addressed to such holder at its address as shown by the records of the Corporation. For purposes hereof, the Common Stock shall rank on liquidation junior to the Special Voting Preferred Stock. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 4.

        5. REDEMPTION. (a) The shares of Special Voting Preferred Stock shall be redeemed by the Corporation as described herein, at a price of $1.00, subject to equitable adjustment in the event of stock splits, stock dividends, combinations and the like involving the Special Voting Preferred Stock (the "Redemption Price"). Such redemption shall occur automatically and simultaneously, but only, upon the issuance by the Corporation of its Common Stock or delivery by 1325949 Ontario Inc. of the Corporation's

    Common Stock for the last outstanding Exchangeable Share of Promis ("Exchangeable Share") held by a person other than the Corporation or any of its subsidiaries.

    (b) Promptly after the issuance by the Corporation of its Common Stock or delivery by 1325949 Ontario Inc. of the Corporation's Common Stock for the last outstanding Exchangeable Share held by a person other than the Corporation or any of its subsidiaries, the Corporation shall give written notice (the "Redemption Notice") by mail, postage prepaid, to the holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of the share of Special Voting Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, the date on which the last outstanding Exchangeable Share held by a person other than the Corporation or any of its subsidiaries was acquired by the Corporation or any of its subsidiaries (the "Redemption Date") and the place and date (not to exceed 20 days from the date such notice is given) where said Redemption Price shall be payable. The Redemption Notice shall be addressed to such holder at the address of the holder as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of the holder of the share of Special Voting Preferred Stock (including the right to vote as provided in paragraph 2 above) shall cease with respect to such share (except the right to receive the Redemption Price), and such share shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the Corporation does not have funds legally available for redemption of the share of Special Voting Preferred Stock on the Redemption Date, the share of Special Voting Preferred Stock shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when the Corporation has legally available funds for the redemption of such share of Special Voting Preferred Stock, such funds will be used to redeem such share.

    (c) The share of Special Voting Preferred Stock redeemed pursuant to this paragraph 5 or otherwise acquired by the Corporation in any manner whatsoever shall upon any such reacquisition by the Corporation, be automatically restored to the status of authorized but unissued shares of Preferred Stock of the Corporation.

EXHIBIT G

                              AFFILIATE AGREEMENT

    THIS AFFILIATE AGREEMENT, dated as of November 24, 1998 (the "Agreement"), is by and between (i) PRI Automation, Inc., a Massachusetts corporation ("Parent"), and (ii) the undersigned affiliate ("Affiliate") of Promis Systems Corporation Ltd., a Canada Business Corporation Act corporation (the "Company").

                                    RECITALS

    WHEREAS, pursuant to a Combination Agreement dated as of the date hereof (the "Combination Agreement") by and among (i) Parent, (ii) 1325949 Ontario Inc., an Ontario corporation and wholly-owned subsidiary of Parent ("Newco"), and (iii) the Company, the parties thereto have agreed, subject to the terms and conditions set forth therein, to combine Parent, Newco and the Company pursuant to an arrangement (the "Arrangement") under Section 192 of the Canada Business Corporations Act;

    WHEREAS, as a result of the Arrangement, Affiliate will receive Exchangeable Shares (as defined in the Combination Agreement) in the capital stock of the Company in exchange for Company Common Shares (as defined in the Combination Agreement) owned by Affiliate at the Effective Time (as defined in the Combination Agreement) pursuant to the Exchangeable Share Provisions (the "Exchangeable Share Provisions") of the Plan of Arrangement attached as Exhibit A to the Combination Agreement (the "Plan of Arrangement");

    WHEREAS, the Exchangeable Shares Affiliate receives pursuant to the Plan of Arrangement will be exchangeable for shares of common stock, $.01 par value, of Parent ("Parent Common Stock"); and

    WHEREAS, Affiliate understands that, because the Arrangement will be accounted for using the "pooling-of-interests" accounting method and Affiliate may be deemed, as of the date hereof, to be an "affiliate" of the Company, as such term is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission, the Exchangeable Shares beneficially owned by Affiliate may only be disposed of in conformity with the limitations described herein.

    NOW THEREFORE, the parties agree as follows:

    1. AGREEMENT TO RETAIN SHARES. (a) Affiliate agrees not to transfer, sell, pledge or otherwise dispose of or direct or cause the sale, transfer or other disposition of, or reduce Affiliate's risk relative to, (i) any Company Common Shares (except for the conversion of Company Common Shares into Exchangeable Shares as contemplated by the Combination Agreement and the Plan of Arrangement), (ii) any Exchangeable Shares (except for the exchange of Exchangeable Shares into shares of Parent Common Stock pursuant to the Exchangeable Share Provisions) or (iii) any shares of Parent Common Stock held by Affiliate or on Affiliate's behalf, whether owned on the date hereof or acquired hereafter, during the period beginning on the date hereof and ending on the date (the "Expiration Date") Parent shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q or 8-K or any other public filing, statement or public announcement which includes the combined financial results (including combined sales and net income) of the Company for a period of at least 30 days of combined operations of Parent and the Company following the Effective Date.

    2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF AFFILIATE. Affiliate represents, warrants and covenants as follows:

       (a) Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

       (b) Affiliate has carefully read this Agreement and the Combination Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Company Common Shares, Exchangeable Shares, and shares of Parent Common Stock to the extent Affiliate felt necessary, with its counsel or counsel for the Company.

       (c) Affiliate will not engage in a sale, exchange, transfer, distribution (including a distribution by a partnership to its partners or by a corporation to its stockholders), redemption or reduction in any way of Affiliate's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of Exchangeable Shares or shares of Parent Common Stock in violation of the Act or the Rules and Regulations thereunder.

       (d) In addition to the Agreements contained in Section 1 above, Affiliate will not sell, transfer, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any Exchangeable Shares or shares of Parent Common Stock, except: (i) in a transaction described in Rule 145(d) under the Securities Act; (ii) in a transaction that is otherwise exempt from the registration requirements of the Securities Act; or (iii) pursuant to an effective registration statement under the Securities Act.

       (e) Affiliate currently is the beneficial owner of that number of shares of Company Common Shares set forth in Appendix A hereto (the "Company Securities") and, except as otherwise set forth in Appendix A, did not acquire any of the Company Securities in contemplation of the Arrangement.

       (f) Except as otherwise set forth in Appendix A hereto, Affiliate has not engaged in a Sale of any Company Common Shares (including the Company Securities) in contemplation of the Arrangement.

       (g) Except to the extent written notification to the contrary is received by Parent from Affiliate prior to the Arrangement, the representations contained herein shall be true and correct at all times from the date hereof through the Effective Time.

       (h) Affiliate understands that Parent, Newco, the Company, and their respective stockholders, as well as legal counsel to the Company and Parent, will be relying on (a) the truth and accuracy of the representations contained herein and (b) Affiliate's performance of the obligations set forth herein.

       (i) Except for the Company Securities and options to purchase that number of Company Common Shares set forth in Appendix A hereto, Affiliate does not beneficially own any Company Common Shares or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

    3.  LEGENDS.

    Affiliate also understands and agrees that stop transfer instructions will be given to Parent's transfer agent with respect to certificates evidencing the Parent Common Stock of Affiliate and that there will be placed on the certificates evidencing the Exchangeable Shares and the Parent Common Stock of Affiliate issued pursuant to the terms of the Exchangeable Share Provisions legends stating in substance:

       THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT, PRIOR TO THE PUBLICATION AND DISSEMINATION OF FINANCIAL STATEMENTS BY PARENT WHICH INCLUDE THE RESULTS OF AT LEAST THIRTY (30) DAYS OF COMBINED OPERATIONS OF PARENT AND THE COMPANY.

    and

       THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION.

    4. TERMINATION. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Combination Agreement pursuant to its terms.

    5.  MISCELLANEOUS.

       (a) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

       (b) BINDING AGREEMENT. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Affiliate and pledgees of Affiliate holding Exchangeable Shares or shares of Parent Common Stock as collateral.

       (c) WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement or any amendment of this Agreement shall be effective unless in writing and signed by each party hereto.

       (d) GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

       (e) SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

       (f) THIRD PARTY RELIANCE. Counsel to and independent auditors for the parties shall be entitled to rely upon this Agreement.

                                       * * * * *

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                                PRI AUTOMATION, INC.

                                By:  ------------------------------------------

---------------------------------------------                       ---------------------------------------------
  Witness                                                             GRAEME ADAMS

---------------------------------------------                       ---------------------------------------------
  Witness                                                             GLEN ALLMENDINGER

---------------------------------------------                       ---------------------------------------------
  Witness                                                             JAKE AVERY

---------------------------------------------                       ---------------------------------------------
  Witness                                                             WANDA DOROSZ

---------------------------------------------                       ---------------------------------------------
  Witness                                                             JAMES FLECK

---------------------------------------------                       ---------------------------------------------
  Witness                                                             ROBERT JOHNSTONE

---------------------------------------------                       ---------------------------------------------
  Witness                                                             IAN MCKINNON

---------------------------------------------                       ---------------------------------------------
  Witness                                                             FRANCOIS CORDEAU

---------------------------------------------                       ---------------------------------------------
  Witness                                                             HERVE SEGUIN

---------------------------------------------                       ---------------------------------------------
  Witness                                                             ELAINE ROPER

---------------------------------------------                       ---------------------------------------------
  Witness                                                             THOMAS COMSTOCK

---------------------------------------------                       ---------------------------------------------
  Witness                                                             BRIAN O'DONNELL

---------------------------------------------                       ---------------------------------------------
  Witness                                                             BRENT BROOK-ALLRED

                                                QA INVESTMENTS INC.

                                By:  ------------------------------------------

                                             QUORUM GROWTH PARTNERS I,
                                                LIMITED PARTNERSHIP
                                        by its general partner Quorum Growth
                                                  Funding Limited

                                By:  ------------------------------------------

                                By:  ------------------------------------------

                                   APPENDIX A

Shareholder:____________________________________________________________________

Entity:_________________________________________________________________________
        (individual, corporation, partnership, other -- please specify)

Total Number of Company Common Shares owned on the date hereof:_________________ Total Number of Company Common Shares disposed of in a Sale in contemplation of the Arrangement:________________________________________________________________
Total Number of Company Common Shares acquired in contemplation of the Arrangement:____________________________________________________________________
Total Number of options to purchase Company Common Shares owned on the date hereof:_________________________________________________________________________